UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of The
Securities Exchange Act of 1934
(Amendment No. )

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Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
A. O. Smith Corporation
(Name of Registrant as Specified in Its Charter)
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2026

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 4, 2026

DEAR FELLOW A. O. SMITH STOCKHOLDER:

We are pleased to invite you to our Annual Meeting of Stockholders, to be held on Monday, April 13, 2026, at 5:00 p.m. Eastern Daylight Time. This year’s Annual Meeting will be held at The Ritz-Carlton, Charlotte, 201 East Trade Street, Charlotte, North Carolina.

The attached Notice of our 2026 Annual Meeting of Stockholders and Proxy Statement outlines the business we will address. You can also review our 2025 Annual Report, which incorporates our Form 10-K, for a detailed look at our financial performance.

Following our memorable 150th celebration, 2025 ushered in a new purpose statement: To Find A Better Way. Today, we build on our legacy with an unwavering commitment to integrity and our core values. I want to thank our employees worldwide for continuing to live these values every day and for their dedication to driving strong performance and shaping our future.

As we move into 2026 under the leadership of our recently elected Chief Executive Officer, Steve Shafer, we remain focused on our strategic priorities and continue to challenge ourselves to find a better way in every decision, every innovation and every interaction.

Thank you for being a valued stockholder and for your ongoing support of A. O. Smith. We hope you will join us at the Annual Meeting. Whether or not you attend, your vote is important. Please sign and return your proxy or vote by telephone or online as soon as possible so your shares will be represented. Even if you submit a proxy, you can revoke it at any time before the meeting if you choose to attend and vote in person.

Sincerely,

Kevin J. Wheeler

Executive Chairman

March 4, 2026

NOTICE OF 2026 ANNUAL MEETING

OF STOCKHOLDERS

The 2026 Annual Meeting of Stockholders of A. O. Smith Corporation will be held at The Ritz-Carlton, Charlotte, 201 East Trade Street, Charlotte, North Carolina, on Monday, April 13, 2026, at 5:00 p.m. Eastern Daylight Time (EDT) for the following purposes:

(1)	To elect our Board of Directors;

(2)	To approve, by advisory vote, the compensation of our named executive officers;

(3)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

(4)	To consider and act upon such other business as may properly come before the Annual Meeting.

Stockholders of record as of February 17, 2026, are entitled to attend and vote at the Annual Meeting. The list of stockholders entitled to vote at the meeting will be available by appointment at our offices at 11270 West Park Place, Milwaukee, Wisconsin, as of April 3, 2026, for examination by stockholders.

All stockholders must pre-register to attend the Annual Meeting of Stockholders of A. O. Smith Corporation. To pre-register, please contact us by email at jstern@aosmith.com or by telephone at 414-359-4000 and provide your name, address, telephone number and indicate that you plan to attend the Annual Meeting. We will respond to all pre-registration requests and will maintain a list of verified stockholders at the Annual Meeting. In addition to ownership confirmation, you must also present a government-issued photo identification showing your name, address and signature for admission. Annual Meeting pre-registration requests must be received by the end of business on Friday, April 10, 2026.

By Order of the Board of Directors,

James F. Stern

Executive Vice President,

Corporate Development,

Strategy and Secretary

A. O. Smith Corporation

11270 West Park Place

Milwaukee, WI 53224

Meeting Information

Date: Monday, April 13, 2026

Time: 5:00 p.m. (EDT)

Place: The Ritz-Carlton, Charlotte 201 East Trade Street Charlotte, North Carolina

Whether or not you plan to attend the meeting, we encourage you to vote your shares. You may vote your shares over the Internet, as we describe in the accompanying materials and the Important Notice Regarding the Availability of Proxy Materials. As an alternative, if you received a paper copy of the Proxy Card by mail, you may sign, date and mail the Proxy Card in the envelope provided or use the toll-free telephone number on the Proxy Card. No postage is necessary if mailed in the United States. Voting over the Internet, voting via the toll-free telephone number or mailing a Proxy Card will not limit your right to attend and vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON APRIL 13, 2026:

The Notice of 2026 Annual Meeting of Stockholders, this Proxy Statement and our 2025 Annual Report are also available at www.proxydocs.com/aos.

PROXY STATEMENT FOR 2026 ANNUAL MEETING

PROXY STATEMENT

2026 ANNUAL MEETING

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of A. O. Smith Corporation in connection with the solicitation by its Board of Directors of proxies for use at the Annual Meeting of Stockholders of our company to be held on April 13, 2026, at 5:00 p.m. (EDT). The Annual Meeting will be at The Ritz-Carlton, Charlotte, 201 East Trade Street, Charlotte, North Carolina.

Under rules of the Securities and Exchange Commission, or “SEC,” we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our stockholders over the Internet and providing an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice. Instead, the Notice will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you how you may submit your proxy via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

The company is mailing the Notice on or about March 4, 2026, to each stockholder at the holder’s address of record.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on April 13, 2026: The Notice of 2026 Annual Meeting of Stockholders, this Proxy Statement and our 2025 Annual Report are also available at www.proxydocs.com/aos.

Record Date

The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on February 17, 2026 (the “Record Date”). As of the Record Date, we had issued 25,993,539 shares of Class A Common Stock, par value $5 per share, 25,863,159 shares of which were outstanding and entitled to one (1) vote each for Class A Common Stock directors and other matters. As of the Record Date, we had issued 164,714,054 shares of Common Stock, par value $1 per share, 112,376,652 shares of which were outstanding and entitled to one (1) vote each for Common Stock directors and one-tenth (1/10th) vote each for other matters.

Class Voting for Directors

Under our Restated Certificate of Incorporation, as long as the number of outstanding shares of our Common Stock is at least 10% of the aggregate number of outstanding shares of our Class A Common Stock and Common Stock, the holders of the Class A Common Stock and holders of the Common Stock vote as separate classes in the election of directors. The holders of our Common Stock are entitled to elect, as a class, 33 1/3% of our entire Board of Directors, rounded up to the next whole director, and the holders of our Class A Common Stock are entitled to elect the remainder of the Board. The holders of our Class A Common Stock have the right to elect the remainder of the directors of the Board pursuant to the preceding sentence as long as the number of outstanding shares of our Class A Common Stock is 12.5% or more of the aggregate number of outstanding shares of our Class A Common Stock and Common Stock. Stockholders are entitled to one (1) vote per share in the election of directors for their class of stock. As a result of these provisions and the shares of the two classes of our stock that are outstanding, holders of Common Stock will elect four directors at the Annual Meeting and holders of Class A Common Stock will elect six directors.

Quorum

A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting to constitute a quorum for purposes of holding the Annual Meeting. The voting by stockholders at the meeting is

2026 Proxy Statement  1

Proxy Statement 2026 Annual Meeting

conducted by the inspectors of election. Abstentions and broker non-votes, if any, are counted as present in determining whether the quorum requirement is met.

Required Vote

Directors are elected by a plurality of the votes cast, by proxy (whether by Internet, telephone or mail) or in person, with the holders voting as separate classes. This means that the nominees who receive the greatest number of votes cast are elected as directors. Consequently, any shares that are not voted, whether by abstention, broker non-votes or otherwise, will have no effect on the election of directors.

For all other matters considered at the meeting, both classes of stock vote together as a single class, with the Class A Common Stock entitled to one (1) vote per share and the Common Stock entitled to one-tenth (1/10th) vote per share. The proposal to approve the compensation of our named executive officers by advisory vote and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm will be approved if a majority of the votes present or represented at the meeting and entitled to vote on the matter are cast in favor of the matter. On all such other matters, an abstention will have the same effect as a vote “against” but, because shares held by brokers will not be considered entitled to vote on matters as to which the beneficial owners withhold authority, a broker non-vote will have no effect on the vote.

Cost of Soliciting Proxies

The cost of soliciting proxies, including preparing, assembling and mailing the Proxy Statement, form of proxy and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by us, except for some costs associated with individual stockholders’ use of the Internet or telephone. In addition to solicitation by mail, directors, officers, regular employees and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. We may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy materials to principals and beneficial owners.

How to Vote

Via the Internet – Stockholders of record can simplify their voting by voting their shares via the Internet as instructed in the Important Notice Regarding the Availability of Proxy Materials. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting for stockholders of record is available 24 hours a day and will close at 11:59 p.m. (CDT) on April 12, 2026.

By Telephone – Stockholders of record who received a paper Proxy Card can vote their shares by a toll-free telephone number on the Proxy Card or in the voting instruction form sent by their broker, bank or other agent. Telephone voting for stockholders of record is available 24 hours a day and will close at 11:59 p.m. (CDT) on April 12, 2026.

By Mail – Stockholders of record who have received a paper Proxy Card may vote by completing, signing and dating their Proxy Card and mailing it in the pre-addressed envelope. Proxy Cards submitted by mail must be received by April 12, 2026, for your shares to be voted. Stockholders who hold shares beneficially in street name and received a voting instruction form from their broker, bank or other agent may vote by completing, signing and dating the instruction form provided by the broker, bank or other agent and mailing it in the pre-addressed envelope provided.

If you vote via the Internet, by telephone or by mailing a Proxy Card, we will vote your shares as you direct. For the election of directors, you can specify whether your shares should be voted “for” all or some of the nominees for director listed or you may “withhold” your vote from all or some of the nominees for director. With respect to the

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Proxy Statement 2026 Annual Meeting

proposal to approve the compensation of our named executive officers by advisory vote and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “for” or “against” any proposal or you may “abstain” from voting on any proposal.

If you submit a proxy via the Internet, by telephone or by mailing a Proxy Card without indicating your instructions, we will vote your shares consistent with the recommendations of our Board of Directors as stated in this Proxy Statement. Specifically, we will vote in favor of our nominees for directors, in favor of approving the compensation of our named executive officers and in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. If any other matters are properly presented at the Annual Meeting for consideration, then our officers named on your proxy will have discretion to vote for you on those matters. As of the date of the Notice of 2026 Annual Meeting of Stockholders, we knew of no other matters to be presented at the Annual Meeting.

At the Annual Meeting – Shares held in your name as the stockholder of record may be voted by you at the Annual Meeting. Shares held beneficially in street name may be voted by you at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares. Whether you hold stock in your name or as a beneficial owner, you will need to register in advance to vote at the Annual Meeting as described below under “Attendance at Annual Meeting.”

Revocation of Proxies

You may revoke your proxy at any time before the Annual Meeting by delivering written notice of revocation or a duly executed proxy bearing a later date to the Corporate Secretary of our company or by registering in advance to vote at the Annual Meeting as described below under “Attendance at Annual Meeting” and voting at that time.

Stockholders Sharing the Same Address

SEC rules permit us to deliver only one copy of a single set of proxy materials to multiple stockholders sharing the same address. Upon written or oral request, we will promptly deliver a separate copy of our Annual Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify our company of their requests by calling or writing Helen E. Gurholt, Vice President – Investor Relations and Financial Planning & Analysis, A. O. Smith Corporation, 11270 West Park Place, Milwaukee, Wisconsin 53224; 414-359-4000.

Attendance at Annual Meeting

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. You must pre-register to attend. To pre-register, please contact us by email at jstern@aosmith.com or by telephone at 414-359-4000 and provide your name, address, telephone number and indicate that you plan to attend the Annual Meeting.

We will respond to all pre-registration requests and will maintain a list of verified stockholders at the Annual Meeting. To gain admission at the meeting, you must present a government-issued photo identification showing your name, address and signature for admission.

Annual Meeting pre-registration requests must be received by the end of business on Friday, April 10, 2026.

2026 Proxy Statement  3

PRINCIPAL STOCKHOLDERS

The following table shows persons who may be deemed to be beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of more than 5% of any class of our stock. Unless otherwise noted, the table reflects beneficial ownership as of December 31, 2025.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Class A Common Stock	Smith Family Voting Trust 11270 West Park Place Milwaukee, WI 53224	25,077,373[1]	96.96%

Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	14,412,842[2]	12.61%

Common Stock	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	6,951,534[3]	6.00%

Common Stock	State Street Corporation One Congress Street, Suite 1 Boston, MA 02114	5,911,986[4]	5.20%

Common Stock	FMR LLC 245 Summer Street Boston, MA 02210	5,728,670[5]	5.10%

1

The Smith Family Voting Trust (the “Voting Trust”) owned 25,077,373 shares of Class A Common Stock and 1,078,313 shares of Common Stock as of December 31, 2025. Pursuant to our Restated Certificate of Incorporation, Class A Common Stock is convertible at any time at the option of the holder into Common Stock on a share-for-share basis. As a result, a holder of shares of Class A Common Stock is deemed to beneficially own an equal number of shares of Common Stock. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the shares of Class A Common Stock listed in the table do not include shares of Common Stock that may be acquired upon the conversion of outstanding shares of Class A Common Stock. The trustees of the Voting Trust are Bruce M. Smith, Mark D. Smith and Robert L. Smith. Bruce M. Smith and Robert L. Smith are brothers, and Mark D. Smith is their cousin. The trustees do not have beneficial ownership of shares of Class A Common Stock or Common Stock owned by the Voting Trust. The Voting Trust has sole voting power, exercised by a majority of the three trustees, with respect to shares in the Voting Trust. Whenever beneficiaries of the Voting Trust possessing trust interests representing in the aggregate at least 75% of all the votes represented in the Voting Trust direct the sale of shares in the Voting Trust, the trustees must make the sale. If the trustees unanimously authorize a sale of shares in the Voting Trust, with the written consent of beneficiaries of the Voting Trust possessing trust interests representing in the aggregate a majority of all of the votes represented in the Voting Trust, the trustees may make the sale. The Voting Trust will exist until April 23, 2039, and thereafter for additional 30-year renewal periods unless earlier terminated by a vote of beneficiaries holding 75% or more of the votes in the Voting Trust or by applicable law.

2

Based on the Schedule 13G/A, The Vanguard Group filed with the SEC on October 30, 2025. The Vanguard Group has shared voting power over 635,487 shares, sole dispositive power over 13,443,781 shares and shared dispositive power over 969,061 shares.

3	Based on the Schedule 13G/A, BlackRock, Inc. filed with the SEC on July 16, 2025. BlackRock, Inc. has sole voting power over 6,637,689 and sole dispositive power over 6,951,534 shares.

4

Based on the Schedule 13G, State Street Corporation filed with the SEC on February 9, 2026. State Street Corporation has shared voting power over 4,094,791 and shared dispositive power over 5,911,495 shares.

5	Based on the Schedule 13G, FMR LLC filed with the SEC on February 5, 2026. FMR LLC has sole voting power over 4,020,941 and sole dispositive power over 5,728,670 shares.

Information on beneficial ownership is based upon Schedules 13D or 13G filed with the SEC and any additional information that any beneficial owners may have provided to us.

4  A. O. Smith Corporation

OUR CAPITAL STRUCTURE

A. O. Smith Corporation is organized as a dual class stock structure. As detailed above, 96% of our Class A Common Stock stockholders, who have the power to elect a majority of our Board and whose vote is heavily weighted on other matters, are represented by the Smith Family Voting Trust; this trust represents the interests of the fifth-, sixth-, and seventh-generation descendants of our founder C. J. Smith. The Smith family has a special interest in the long-term success of our company. The Smith Family Voting Trust has the power to elect our Class A Directors, who make up a majority of the Board of Directors, which we believe provides stability in the face of short-term market pressures and outside influences. The Smith family has remained steadfastly committed to our company’s long-term success for over 150 years and, along with the other Class A Common stockholders, has shepherded our company from its beginnings as an auto frame supplier, to a diversified manufacturer, and then to a leading global water technology company. We believe this commitment provides stability in our company’s leadership and helps to preserve and advance our culture. Our capital structure attracts a solid and loyal investor base, even during economic downturns and crises, allowing us to prioritize the long-term success of the company for the benefit of all our stockholders. Furthermore, this long-term commitment allows our company to focus on research, development, and innovation, and to invest in transformative initiatives that support our strategic goals.

In recent years, certain proxy advisors have adopted a policy of recommending against the election of directors at companies that have a capital structure that includes multiple classes of common stock with different voting rights. As a result, certain members of our Board of Directors have seen lower support in recent director elections due, we believe, primarily to our capital structure that has existed since 1983. While we understand the reasons behind these policies generally, we believe the long history of the Smith family’s involvement and ownership in the company is one of our company’s greatest strengths, allowing us to thrive for over 150 years and setting us up for success for the future. Key benefits of our capital structure and commitment to strong governance practices include:

•	Both Common stockholders and Class A Common stockholders elect directors annually;

•	Common stockholders vote as a separate class and currently have the power to elect four of our ten director nominees;

•

Nominees for election as Common Stock directors now rotate every year at the direction of the Board of Directors, provided that the nominees for election as Common Stock directors will exclude directors who are Smith family members or management and will include at least one member of each of the Audit, Personnel and Compensation, and Nominating and Governance Committees, such member not to serve more than two years consecutively;

•

Common stockholders benefit from our decision not to utilize the “controlled company” exemption under the New York Stock Exchange (“NYSE”) rules, thus allowing Common stockholders to receive the same corporate governance protections as other NYSE companies that are not controlled;

•	For more than 40 years, our chief executive officer has not been a member of the Smith family;

•

Only one Smith family member currently serves as a director and none of the current independent directors were known to the Smith family prior to their placement on the Board through a third-party reputable search firm;

•	Eight of our ten directors are independent under the SEC and NYSE rules, and only independent directors serve on our Audit, Personnel and Compensation, and Nominating and Governance Committees; and

•	Our Presiding Director is an independent director with well-defined roles and responsibilities.

2026 Proxy Statement  5

STOCKHOLDER ENGAGEMENT

Our Board of Directors and management are committed to regular engagement with our stockholders. We believe that open communication can have a positive influence on our performance, and we solicit stockholder input on matters related to our long-term business strategy, performance, corporate governance, environmental and social impacts, human capital management and executive compensation, among other topics. We utilize various channels to engage with our stockholders, including: quarterly earnings communications, securities analyst meetings, investor conference presentations, company-hosted investor events, engagement with proxy voting and stewardship teams, periodic perception studies to gauge investor sentiment, and ongoing virtual, phone and e-mail communications to address investor inquiries.

Following our 2025 Annual Meeting of Stockholders, we made a more extensive stockholder outreach effort largely due to the director election results in the last two meetings. Specifically, the Board was concerned about the low vote totals in 2024 for two of our directors – Dr. Ilham Kadri who received 33.2% and Victoria Holt who received 44.7% – and in 2025 for Michael Larsen, who received 39.6%. The Board took these vote outcomes and any perceived lack of responsiveness seriously and planned a more robust and formal outreach to understand the concerns behind these results.

We contacted our top 30 stockholders representing approximately 63% of our outstanding Common Stock, and we received responses from 14 stockholders, which included 8 of the top 10. We held meetings with 10 of those 14 responding stockholders, representing approximately 34% of our Common Stock outstanding. Our independent chairperson of the Nominating and Governance Committee, our Board chairman, our general counsel and secretary, and other members of the Board and management participated in these stockholder engagement meetings.

At these engagement meetings, in addition to the topics noted above, we discussed our Board and refreshment process, with an eye toward an appropriate mix of Board skills, our chief executive officer succession process and our capital deployment priorities. We also discussed the benefits of, and requested stockholder feedback regarding, our capital structure in light of the voting results regarding certain of our director nominees at our 2024 and 2025 Annual Meeting of Stockholders. In addition to the benefits of our capital structure noted in the preceding section, we discussed the professional nature of our Board, being composed of a majority of independent directors who were recruited through the use of third-party reputable search firms. We also noted that the Board is governed by a conflict of interest policy that requires directors, including Smith family members, to recuse themselves from considerations of matters where a conflict arises. Stockholders were supportive of our capital structure, but certain stockholders expressed specific concerns and questions on the following topics:

•	Formalizing and disclosing the process for the rotation of the Common Stock directors;

•	Enhancement of and more robust disclosure regarding the roles and responsibilities of the Presiding Director;

•	The lack of a resignation policy for director nominees receiving more “withheld” votes than “for” votes in an election;

•	The lack of a sunset provision for our dual class stock structure, i.e., a specific time-based conversion of the Class A Common Stock into Common Stock; and

•	The participation of Mark Smith, a trustee of the Smith Family Voting Trust, who we classify as independent, on the Personnel and Compensation Committee and the Nominating and Governance Committee.

As a result of this engagement, our Board of Directors made the following changes to strengthen our governance profile:

•

We enhanced the role of our Presiding Director, including requiring his or her election annually by the Board excluding management and Smith family directors. See “Governance of Our Company – Our Leadership Structure” for additional details.

6  A. O. Smith Corporation

Stockholder Engagement

•

We adopted a Director Rotation Policy, formalizing our process for determining which director nominees will be elected by Common stockholders and which director nominees will be elected by Class A Common stockholders. See “Election of Directors” for additional details.

•

We adopted a Director Resignation Policy, which will require any director nominee who receives more “withheld” votes than “for” votes in an uncontested election to tender his or her offer of resignation, which may be accepted or rejected by the Board of Directors. See “Governance of Our Company – The Board of Directors – Director Resignation Policy” for additional details.

•

We committed to a stockholder engagement no less than every three years similar to the engagement discussed above, in which all stockholder concerns were solicited, including specific governance concerns.

The company notes that its Certificate of Incorporation includes a sunset structure that was approved by the stockholders of the company in 2009 when they voted to amend the company’s Certificate of Incorporation as part of the company’s merger with SICO, Inc., which then held the majority of the Class A Common Stock.

•	These amendments prohibit the issuance of additional Class A Common Stock.

•

The amendments provide that Class A Common Stock is restricted so it cannot be sold on any public exchange and, further, the transfer of Class A Common Stock to anyone other than Smith family members will automatically result in a conversion of the Class A Common Stock into Common Stock.

•	The amendments provide that if the number of shares of Class A Common Stock falls below a certain number, all Class A Common Stock will automatically convert to Common Stock

•

The amendments provide that if the number of issued and outstanding shares of Class A Common Stock falls below 12.5% of the aggregate number of issued and outstanding shares of Class A Common Stock and Common Stock, holders of Class A Common Stock will no longer have the sole right to elect 66 2/3% of the Board of Directors.

These restrictions and sunset triggers to the dual class structure were overwhelmingly approved by both classes of stockholders – specifically, ninety-nine percent (99%) of voters of Class A Common Stock voters and eighty-nine percent (89%) of voters of Common Stock.

The company similarly considered but ultimately decided not to deny membership to Mr. Smith on the Personnel and Compensation Committee and the Nominating and Governance Committee. Mr. Smith represents the interests of the company’s largest stockholder, whose interests are aligned with all stockholders in promoting the compensation philosophy described below in “Executive Compensation – Compensation Discussion and Analysis- Compensation Philosophy.” Mr. Smith is also a steward of the company’s values, memorialized in its Guiding Principles, which are reviewed annually by the Nominating and Governance Committee, of which he is a member. Finally, Mr. Smith is subject, along with all directors, to the company’s conflict of interest policy that requires directors, including Mr. Smith, to recuse themselves from considerations of matters where a conflict arises. Indeed, Mr. Smith recused himself from the final determination of the governance changes detailed above.

2026 Proxy Statement  7

ELECTION OF DIRECTORS

The Board of Directors reflects the company’s unique history and structure. In addition to a member of the Smith family (who is independent), our Board is carefully balanced with a majority of independent directors who reflect the global strength and diversity of our business, including six Board members elected since 2021 and an additional new director in 2026, if elected at the Annual Meeting, to replace Ronald D. Brown after his retirement at the Annual Meeting. All of these directors bring fresh perspectives to the Board. Finally, the Board is rounded out with our executive chairman and our current chief executive officer, who ensure consistency in the oversight of the business and complement the perspectives of our independent directors. In light of the retirement of the current Presiding Director, Mr. Brown, the Board, excluding management and Smith family member directors, will elect the next Presiding Director at its April meeting.

Nominee Name and Occupation	Age	Director Since	Director Category	Independent	Audit	Personnel and Compensation	Nominating and Governance

Todd W. Fister Chief Financial Officer Owens Corning	51	2024	Class A	✓	●

Victoria M. Holt Retired President and Chief Executive Officer Proto Labs, Inc.	68	2021	Class A	✓		●	Chair

Dr. Ilham Kadri Retired Chief Executive Officer and Director Syensqo S.A.	57	2016	Common	✓		●	●

Michael M. Larsen Senior Vice President and Chief Financial Officer Illinois Tool Works, Inc.	57	2021	Class A	✓	Chair

Christopher L. Mapes Retired Executive Chairman Lincoln Electric Holdings, Inc.	64	2023	Common	✓		Chair	●

Lois M. Martin Chief Financial Officer Mortenson Companies, Inc.	63	2024	Common	✓	●

Aaron W. Saak President and Chief Executive Officer Crane NXT, Co.	52	2026	Common	✓	●[1]

Stephen M. Shafer President and Chief Executive Officer A. O. Smith Corporation	50	2025	Class A

Mark D. Smith Retired Business Manager Strattec Security Corporation	64	2001	Class A	✓		●	●

Kevin J. Wheeler Executive Chairman A. O. Smith Corporation	66	2017	Class A

1	Starting after the Annual Meeting assuming his election at the Annual Meeting.

8  A. O. Smith Corporation

Election of Directors

The Board of Directors currently consists of ten directors. At the 2026 Annual Meeting, ten directors are to be elected to serve until the next succeeding Annual Meeting of Stockholders and thereafter until their respective successors are duly elected and qualified. Owners of Common Stock are entitled to elect four directors, and owners of Class A Common Stock are entitled to elect the six remaining directors.

Under our Director Rotation Policy, the nominees for election as Common Stock directors will rotate every year at the direction of the Board of Directors, provided nominees for election as Common Stock directors will exclude directors who are Smith family members or management and will include at least one member of each of the Audit Committee, the Personnel and Compensation Committee and the Nominating and Governance Committee, and provided further that such member will not serve more than two years consecutively as a Common Stock nominee so as to effectuate the rotation of such members.

It is intended that proxies we are soliciting will be voted for the election of the nominees named below. Proxies will not be voted for a greater number of persons than the ten nominees named below. All nominees have consented to being named in this Proxy Statement and to serve if elected. If any nominee for election as a director shall become unavailable to serve as a director, then proxies will be voted for such substitute nominee as the Board of Directors may nominate.

The Board of Directors has nominated Mr. Saak, who has not previously served as a director on our Board, for election at the Annual Meeting as a Common Stock director. Mr. Brown, who is currently a director, has reached the mandatory director retirement age under our Corporate Governance Guidelines and, therefore, will not be nominated for re-election at the Annual Meeting and is retiring as a result. Our company and the Board would like to thank Mr. Brown for his many contributions during his long tenure on our Board.

Set forth below is information regarding the business experience of each nominee for director that has been furnished to us by the respective nominee. Each nominee has been principally engaged in the employment indicated for the last five years unless otherwise stated. Also set forth below for each nominee is a discussion of the experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director.

2026 Proxy Statement  9

Election of Directors

NOMINEES – CLASS A COMMON STOCK

TODD W. FISTER Chief Financial Officer, Owens Corning
Director since: 2024 Age: 51 Committee: • Audit

Director Biography:

Mr. Fister became chief financial officer of Owens Corning, a global manufacturer of building and composite material systems, in September 2023. Since joining Owens Corning in 2014, Mr. Fister has held several executive-level positions, including president of Owens Corning’s insulation segment from 2019 to 2023; vice president of global insulation and strategy, and managing director of Foamglas and European insulation. He also serves as a member of Owens Corning’s Executive Committee. Prior to joining Owens Corning, Mr. Fister spent seven years at MeadWestvaco in roles of increasing responsibility.

Skills and Qualifications:

Mr. Fister is a seasoned executive with broad financial, operational and strategic experience at Fortune 500 companies. He brings both a global and customer perspective. Further, with his strong financial background, the Board has determined that Mr. Fister is qualified as an audit committee financial expert under SEC regulations.

VICTORIA M. HOLT Retired Director, President and Chief Executive Officer, Proto Labs, Inc.
Director since: 2021 Age: 68 Committees: • Nominating and Governance (Chair) • Personnel and Compensation

Director Biography:

Ms. Holt served as the president and chief executive officer of Proto Labs, Inc., a manufacturer of custom prototypes and on-demand product parts with manufacturing facilities in five countries, from 2014 until her retirement in 2021. Ms. Holt previously served as president and chief executive officer of Spartech Corporation, a leading provider of plastic sheet, compounds and packaging products, from 2010 until its sale to PolyOne in 2013. Prior to Spartech, Ms. Holt was the senior vice president, Glass & Fiberglass at PPG Industries, Inc., a leading coatings and specialty products company, from 2003 to 2010. She also served as a director of Proto Labs, Inc. from 2014 to 2021, when she retired from the company. Ms. Holt serves on the board of Waste Management, Inc., where she is a member of the Audit Committee and Chair of the Nominating and Governance Committee and Piper Sandler Companies, where she is a member of the Audit Committee and Chair of the Compensation Committee. Ms. Holt was an independent director of Watlow Electric Manufacturing Company, a private company, until its sale to Tinicum in January 2021.

Skills and Qualifications:

Ms. Holt’s extensive experience as a chief executive officer of a growth-oriented, publicly traded company provides valuable perspective to our Board and management, particularly with respect to strategy and operation of a growth-oriented company as well as cybersecurity experience. Ms. Holt has completed the National Association of Corporate Directors (NACD) Cyber Risk Oversight Program and earned the CERT Certificate in Cybersecurity Oversight. In addition, she has many years of experience serving on public company boards of directors. As an added benefit, Ms. Holt brings gender diversity to our Board.

10  A. O. Smith Corporation

Election of Directors

MICHAEL M. LARSEN Senior Vice President and Chief Financial Officer, Illinois Tool Works, Inc.
Director since: 2021 Age: 57 Committee: • Audit (Chair)

Director Biography:

Since 2013, Mr. Larsen has served as senior vice president and chief financial officer of Illinois Tool Works, Inc., a publicly traded, global, multi-industrial manufacturing leader. He previously served as president and chief executive officer of Gardner Denver, Inc. from 2012 to 2013, and its vice president and chief financial officer from 2010 to 2013. Prior to that, Mr. Larsen was chief financial officer at General Electric (“GE”) Water and Process Technologies from 2009 to 2010 and held a number of global finance leadership roles of increasing responsibility at GE from 1995 to 2009. Mr. Larsen was a director of Gardner Denver, Inc. from 2012 until its acquisition by KKR & Co. Inc. in 2013.

Skills and Qualifications:

Mr. Larsen has extensive executive, financial and operating experience at companies with worldwide manufacturing operations, like our company. He has a thorough knowledge and understanding of generally accepted accounting principles and auditing standards and how they apply to budgeting and financial reporting systems. He has significant experience with mergers and acquisitions, information technology, including cybersecurity, global sourcing and sustainability. The Board has determined that Mr. Larsen is qualified as an audit committee financial expert under SEC regulations.

STEPHEN M. SHAFER President and Chief Executive Officer, A. O. Smith Corporation
Director since: 2025 Age: 50

Director Biography:

Mr. Shafer became president and chief executive officer of our company on July 1, 2025. Mr. Shafer previously served as president and chief operating officer of our company from 2024 to 2025. Prior to joining the company, Mr. Shafer was president of the Automotive and Aerospace Solutions Division for 3M Company from 2020 to 2024. 3M Company is a manufacturer of building materials, adhesives, medical and home cleaning supplies. He held several positions with increasing levels of responsibility in multiple 3M business units. In 2019 he served as senior vice president and chief strategy officer of 3M Company. From 2016 to 2018, he served as president of Greater China Area and managing director of 3M China.

Skills and Qualifications:

Mr. Shafer has extensive manufacturing and international experience, including holding a leadership role in China. As a leader in our company, currently as our chief executive officer, Mr. Shafer brings to the Board an in-depth understanding of our people, products and markets worldwide. Mr. Shafer also has significant experience with mergers and acquisitions and information technology, including cybersecurity.

2026 Proxy Statement  11

Election of Directors

MARK D. SMITH Retired Business Manager, Strattec Security Corporation
Director since: 2001 Age: 64 Committees: • Nominating and Governance • Personnel and Compensation

Director Biography:

Mr. Smith served as a product business manager for Strattec Security Corporation from 1997 until his retirement in 2019. Strattec Security Corporation designs, develops, manufactures and markets automotive access control products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches and related access control products for major automotive manufacturers. In 2019, Mr. Smith was appointed one of three trustees of the Smith Family Voting Trust, which holds a controlling position in the stock of our company. Mr. Smith is also a first cousin of Robert L. Smith and Bruce M. Smith, who are trustees of the Smith Family Voting Trust.

Skills and Qualifications:

Mr. Smith is experienced in managing the operations of a manufacturing business, both at Strattec and previously with our company. Further, an important aspect of his position at Strattec was managing key customer relationships, and he brings this orientation to his service on our Board. Based on his long service to our company, both as a director and as an employee early in his career, Mr. Smith is knowledgeable of company history and culture, and understands our long-term strategic and tactical plans. Mr. Smith is also a member of the Smith family, which holds a controlling interest in the stock of our company.

KEVIN J. WHEELER Executive Chairman, A. O. Smith Corporation
Director since: 2017 Age: 66

Director Biography:

Mr. Wheeler became executive chairman of our company in 2025 and served as chairman from 2020 and president and chief executive officer of our company from 2018 to 2025. From 2017 to 2018, he was president and chief operating officer of our company. From 2013 to 2017, Mr. Wheeler held the position of senior vice president of A. O. Smith Corporation and president and general manager of its North America, India, Europe Water Heating and Export business, which was then the company’s largest operating unit. Mr. Wheeler previously served as managing director of our company’s European operations, where he had responsibility for water heater business in Europe and the Middle East, and upon his return to the United States from the Netherlands, served as vice president-international, with responsibility for all European and Asian operations, including China. Mr. Wheeler joined the company in 1994 as a regional sales manager and has held positions of increasing responsibility. Mr. Wheeler also serves on the board of Graco Inc., where he is a member of the Governance Committee and the Management Organization and Compensation Committee.

Skills and Qualifications:

Mr. Wheeler has extensive sales, manufacturing and international experience in various executive positions with our company, most recently as our chief executive officer, and brings to the Board a thorough understanding of our people, products and markets worldwide. Mr. Wheeler has cybersecurity experience. Further, Mr. Wheeler has experience as a director of another publicly traded company, which brings a different perspective to our Board.

12  A. O. Smith Corporation

Election of Directors

NOMINEES – COMMON STOCK

DR. ILHAM KADRI Retired Chief Executive Officer and Director, Syensqo S.A.
Director since: 2016 Age: 57 Committees: • Nominating and Governance • Personnel and Compensation

Director Biography:

Dr. Kadri served as the chief executive officer of Syensqo S.A. from December 2023 to January 2026. Syensqo is a pure play science company focused on “clean” technology at the service of lightweighting, electrification, connectivity, resource efficiency, circularity and biomaterials. During her appointment as CEO of Solvay, 2019-2023, Dr. Kadri profoundly transformed the company. Under her leadership, Solvay nearly doubled returns, with 18 consecutive quarters of positive free cash flow, double-digit bottom-line growth and strengthened its balance sheet, all while cutting emissions two times more than the Paris Accords requirement. From 2017 to 2018, Dr. Kadri was president and chief executive officer of Diversey, Inc., a global leader in hygiene and cleaning sectors. Dr. Kadri led the spin-off of Diversey, Inc. from Sealed Air Corporation (SEE) and sold it to private equity Bain. Prior to the spin-off, she was vice president of SEE and president of its Diversey division from 2013 to 2017. She also led the digital strategy of SEE and launched the Internet of Clean (IoC) at Diversey, Inc. Prior to joining SEE, Dr. Kadri held positions of increasing responsibility with Dow Chemical Company from 2007 until 2012, including general manager of its Advanced Materials Division in the Middle East, Africa and Europe (MEA), as well as the commercial director for Dow Water & Process Solutions, a global leader in water desalination and purification technologies. Dr. Kadri is also on the board of directors of L’Oréal S.A., where she serves on the Strategy and Sustainability Committee.

Skills and Qualifications:

Dr. Kadri has extensive international experience, having held executive leadership roles in Europe, the U.S., Middle East and Africa regions. In addition, as a chemical engineer, with a master’s degree in physics and chemistry, and a doctorate degree in Polymer Physics and Chemistry, Dr. Kadri brings a unique perspective on manufacturing, research and development, with a focus on sustainability and water technology that are directly applicable to our industry. Her extensive experience as a sitting chief executive officer, as well as a board member at L’Oréal brings unique perspectives. She also has extensive digital/e-commerce, cybersecurity, sustainability, merger/acquisition/divestitures/IPO and activism experiences that benefit our company. Dr. Kadri also brings gender and ethnic diversity to our Board.

CHRISTOPHER L. MAPES Retired Executive Chairman, Lincoln Electric Holdings, Inc.
Director since: 2023 Age: 64 Committee: • Audit (Currently) • Nominating and Governance (Starting after the Annual Meeting) • Personnel and Compensation (Starting after the Annual Meeting)

Director Biography:

Mr. Mapes served as executive chairman of Lincoln Electric Holdings, Inc., a global manufacturer of welding and joining technologies including automation, from January 2024 until his retirement on December 31, 2024. Previously, Mr. Mapes served as chairman, president and chief executive officer from December 2013 to December 2023 and had been president and chief executive officer from December 2012 to December 2013, after serving as chief operating officer beginning in 2011. From 2004 to 2011, Mr. Mapes served as executive vice president of A. O. Smith Corporation and president of A. O. Smith Electrical Products Company until the divestiture of this division in 2011. Mr. Mapes serves as a director of The Timken Company, where he is a member of the Audit and Nominating and Governance Committees, Nordson Corporation, where he is a member of the Audit Committee and RPM International Inc., where he is a member of the Compensation Committee.

Skills and Qualifications:

Mr. Mapes has extensive experience leading manufacturing and distribution companies. He understands the challenges of global growth and the complexity of managing international operations. His broad experience includes cybersecurity. In addition to his management experience, Mr. Mapes has both an MBA and a law degree, as well as public company director experience.

2026 Proxy Statement  13

Election of Directors

LOIS M. MARTIN Chief Financial Officer, Mortenson Companies, Inc.
Director since: 2024 Age: 63 Committee: • Audit

Director Biography:

Since 2017, Ms. Martin has been the chief financial officer of Mortenson Companies, Inc., an $11 billion privately held conglomerate of development, real estate, corporate private equity and construction entities spanning the renewable energy, technology, commercial and infrastructure industries. Ms. Martin has more than 30 years of financial experience. Prior to Mortenson Companies, she was executive vice president and chief financial officer at Ceridian Corporation from 2012 to 2017; chief financial officer at Capella University from 2004 to 20011; executive vice president and chief financial officer at World Data Products from 2002 to 2004; and held various leadership and executive positions, including senior vice president and chief financial officer at Deluxe Corporation from 1993 to 2001. Ms. Martin has been a director of Donnelley Financial Solutions, Inc. since 2016 and serves as chair of its Audit Committee. She previously served as a director of Raven Industries, Inc. from 2018 to 2021, ADC Telecommunications from 2004 to 2010 and MTS Systems from 2006 to 2010. Ms. Martin began her career in public accounting as an auditor at PricewaterhouseCoopers LLP.

Skills and Qualifications:

Ms. Martin brings extensive executive-level financial experience to our company. With her extensive financial experience, including at publicly traded companies, the Board has determined that she qualifies as an audit committee financial expert under SEC regulations. In addition, Ms. Martin brings gender diversity to our Board.

AARON W. SAAK President and Chief Executive Officer, Crane NXT, Co.
Director since: 2026 Age: 52 Committee: • Audit

Director Biography:

Mr. Saak was appointed president and chief executive officer of Crane NXT, Co., which specializes in providing advanced technology solutions for authentication and traceability of products in critical industries, in 2022. Prior to his role at Crane NXT, Mr. Saak served as president and CEO, mobility solutions at Vontier Corporation (a global technology leader serving the retail convenience market) from June 2022 to November 2022 and president of Gilbarco Veeder-Root, a subsidiary of Vontier Corporation, from February 2018 to June 2022. Prior to Gilbarco Veeder-Root, Mr. Saak held senior leadership roles with Tyco International and his career also includes a ten-year tenure at General Electric. Mr. Saak also serves as a director on Crane NXT’s board of directors. A third-party search firm recommended Mr. Saak to the Nominating and Governance Committee, which considered Mr. Saak and recommended to the Board that Mr. Saak be nominated as a director

Skills and Qualifications:

Mr. Saak brings broad experience as a chief executive officer of a publicly traded manufacturing company with international operations. He has strong experience in strategy, marketing, sales, manufacturing operations, product development, finance, information technology, including cybersecurity, and complex engineered technology businesses.

14  A. O. Smith Corporation

GOVERNANCE OF OUR COMPANY

The Board of Directors

Our business is managed under the direction and oversight of the Board of Directors, who are elected by the stockholders. Directors meet their responsibilities by participating in meetings of the Board of Directors and Board Committees on which they sit, through communication with our chief executive officer and other officers and employees, by consulting with our independent registered public accounting firm and other third parties, by reviewing materials provided to them and by visiting our offices and plants. During 2025, the Board held five regular Board meetings and one special meeting. The standing Committees of the Board of Directors held a total of 16 meetings, including two special meetings. All directors attended at least 90% of the meetings of the Board and Committees on which they served during 2025. Although we have no formal policy on director attendance, all continuing directors attended our 2025 Annual Meeting of Stockholders.

The nonmanagement directors of the Board met in executive session without management present five times in 2025 in conjunction with each of its regular meetings. The Presiding Director presides at such meetings. Historically, the Presiding Director served for a two-year term (assuming re-election as a director) and the position rotated among the chairpersons of the following Committees in the following order: Audit Committee, Personnel and Compensation Committee, and Nominating and Governance Committee. Ronald D. Brown, the chairperson of the Personnel and Compensation Committee, is currently serving as the Presiding Director from April 2024 to April 2026. In February 2026, the Board made changes to our Corporate Governance Guidelines to strengthen our governance profile, which included that the Presiding Director will now be elected annually by the Board excluding management and Smith family directors. Any party wishing to communicate with the Presiding Director may send correspondence to the Presiding Director, c/o James F. Stern, Corporate Secretary, A. O. Smith Corporation, 11270 West Park Place, Milwaukee, Wisconsin 53224.

Director Independence and Financial Literacy. The Smith Family Voting Trust has the power to elect our Class A Directors, who make up a majority of the Board. As of December 31, 2025, the Smith Family Voting Trust directly or beneficially owned 97% of Class A Common Stock and, therefore, 97% of voting power with respect to the election of the Class A Directors. Since the Board is currently composed of six Class A Directors and four Common Stock Directors, the Smith Family Voting Trust effectively exercises control over voting power for a majority of the members of our Board of Directors and, therefore, we have qualified as a “controlled company” under the NYSE rules. As a controlled company, under NYSE rules, we may choose to not have a majority of independent directors or compensation or governance committees consisting solely of independent directors. Notwithstanding our status as a controlled company, the Board has not elected to utilize the “controlled company” exemption in any respect because, as described below, we have a Board in which a majority of our members consist of independent directors and all members of the Audit Committee, Personnel and Compensation Committee, and Nominating and Governance Committee are independent for SEC and NYSE purposes.

As described in the Corporate Governance Guidelines available on our website, www.aosmith.com, we apply the NYSE rules to determine director independence. The Nominating and Governance Committee (“Committee”) annually evaluates the independence of each director and makes recommendations to the Board. As part of this process, the Committee evaluates any related party transactions disclosed by directors in the detailed Directors’ and Officers’ Questionnaires completed annually by each director. There were no transactions above the reporting threshold for related party transactions under SEC rules. In making its recommendations, the Committee also applied the NYSE rules and evaluated any other legal, accounting and family relationships between directors and our company.

The Committee and the Board also considered that Mark Smith is a trustee of the Smith Family Voting Trust and that he and his descendants are also beneficiaries of material economic interests associated with the Class A Common Stock subject to this Trust. The members of the Committee and Board (other than Mr. Smith) concluded that such voting power and interests do not impair the independence of Mr. Smith and that the economic interests in stock of the company of which he and his descendants are beneficiaries align his interests with those of

2026 Proxy Statement  15

Governance of Our Company

stockholders generally, consistent with NYSE Commentary to Rule 303A.02 (Independence Tests) which states that “the Exchange does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.” The Committee and the Board also noted that Mr. Smith is subject, along with all directors, to the company’s conflict of interest policy that requires directors, including Smith family members, to recuse themselves from considerations of matters where a conflict of interest arises. The Board and Committee also considered that director Victoria Holt is a director of Waste Management, Inc. and Lois Martin is a director of Donnelley Financial Solutions, Inc., from both of which we purchase services and supplies in arm’s length transactions in the ordinary course of business. Since these interests arise solely from director positions, the Board and the Committee determined that these relationships are not material and do not affect such directors’ independence. In addition, the Board and Committee considered that Michael Larsen is an executive officer of Illinois Tool Works, Inc., from which we purchase services and supplies in arm’s length transactions in the ordinary course of business. The Board and the Committee determined that this relationship is not material and does not affect his independence.

The Board has determined that Messrs. Brown, Fister, Larsen, Mapes and Smith, Dr. Kadri and Mses. Holt and Martin meet the NYSE independence requirements. With respect to Mr. Saak, new director nominee, the Board determined that he meets the NYSE independence requirements. Finally, Messrs. Wheeler and Shafer are considered management directors by virtue of their current positions as an executive officer and chief executive officer, respectively, of our company.

The Board recognizes that the NYSE rules require financial literacy of Audit Committee members only. Notwithstanding that, as a best practice, the Board has reviewed the qualifications and experience of all of the Board members and Mr. Saak, as a nominee, and determined that each director and Mr. Saak are financially literate within the meaning of the NYSE rules.

Board Composition. We believe that the makeup of the Board should be tailored to our company’s evolving needs. Our goal is a mix of tenure, diversity, skills and experience on the Board, with a balance of longer-tenured, experienced directors and newer directors with fresh perspectives. Our Nominating and Governance Committee regularly reviews the experience and expertise of our Board and considers the ongoing and evolving needs of the company as well as appropriate changes based on those needs and the requirements of our Corporate Governance Guidelines, including those mandating that, absent a waiver by the Board, directors not stand for election beyond age 72. The addition of Ms. Holt and Mr. Larsen in 2021, Mr. Mapes in 2023, and Mr. Fister and Ms. Martin in 2024 brought fresh perspectives to our Board, as will Mr. Saak, assuming he is elected by our stockholders at our 2026 Annual Meeting.

We believe that we have an appropriate mix of shorter-tenured directors who bring a fresh perspective and longer-tenured directors with experience and institutional knowledge. Our commitment to Board refreshment is reflected in the fact that the average director tenure has been reduced from 14.1 in 2020 to 7.7 this year, presuming our director nominee is elected by our stockholders at our 2026 Annual Meeting. With respect to our longer-tenured directors, we believe their long-term perspective has been an advantage to us as we entered new markets, providing both historical perspective and a better understanding of upcoming challenges. Further, we believe that long-term service does not adversely affect director independence. With their in-depth knowledge of the company, these directors are comfortable speaking up and asking probing questions, which we believe improves the ability of the Board to provide constructive guidance and informed oversight. Further, given the voting power exercised by the Smith Family Voting Trust, representation of Mark Smith on our Board works to align the interests of our largest stockholder with those of the Board, through his exposure to the company’s strategic and operational planning and decision-making, and his active participation in the governance of the company. To balance our two longer-tenured independent directors, we will have six independent directors (assuming Mr. Saak, the new director nominee, is elected at the Annual Meeting) who joined our Board within the last five years. They have brought new skills, fresh perspectives and diversity to our Board. For all these reasons, we believe that our Board has struck the right balance as to director tenure.

16  A. O. Smith Corporation

Governance of Our Company

Director Resignation Policy. We have adopted a director resignation policy that requires any director standing for re-election who receives more “withheld” votes than “for” votes in an uncontested election to tender his or her offer of resignation from the Board of Directors to the Nominating and Governance Committee. The Nominating and Governance Committee will act on an expedited basis and recommend to the full Board of Directors whether to accept the resignation. We expect any director whose offer of resignation is under consideration to remain active and engaged in Board of Directors’ activities but to abstain from participating in any decision regarding his or her resignation. We will publicly disclose our Board of Directors’ decision as to whether to accept the resignation in a Current Report on Form 8-K.

SKILLS AND ATTRIBUTES - OUT OF 10 DIRECTOR NOMINEES

Operational /Manufacturing Expertise
100%
Global
90%
Cybersecurity
70%
M&A/Business Development
70%
Public Board
70%
Risk Management
70%
Leadership (CEO)
60%
Marketing
60%
Technology
50%
Financial (CFO/CPA)
40%
Industry Experience (Water Related)
40%
Diversity
30%
Governance/Legal Expertise
30%
Government/Regulatory
10%

Board Information and Stockholder Communications. We are committed to making our corporate governance information accessible to stockholders and other interested parties. Accordingly, on our website, www.aosmith.com, under the “Investors” heading, and then “Governance” subheading, we have published the A. O. Smith Corporation Guiding Principles and the Financial Code of Ethics and provided a link entitled “Stockholder Contacts” to communicate with directors. Likewise, under “Investors,” “Governance” and then “Board of Directors,” we have provided a list of the members of our Board of Directors. Further, under the “Board Committees and Charters” subheading, we have Committee Assignments; the Charters for the Audit, Nominating and Governance, and Personnel and Compensation Committees; Corporate Governance Guidelines and Criteria for Selecting Board of Director Candidates. Finally, SEC filings, including our Form 10-K, Forms 10-Q, Forms 8-K, Proxy Statement and Section 16 filings, are available for review on this website under the heading “Investors” and then “SEC Filings” subheading. Stockholders may also request that these documents be mailed by sending their request to the address provided below.

We encourage communication with our directors. Any interested party may communicate with a particular director, all directors, nonmanagement or independent directors as a group or the Presiding Director by mail or courier addressed to him/her or the entire Board in care of the Corporate Secretary at the following address:

c/o James F. Stern, Corporate Secretary

A. O. Smith Corporation

11270 West Park Place

Milwaukee, WI 53224

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Governance of Our Company

The Corporate Secretary will forward this communication unopened to the addressed director.

Procedure for Review of Related Party Transactions. Potential conflicts of interest must be approved in advance, including related party transactions reportable under SEC rules, or related to the Smith family, in accordance with our Corporate Governance Guidelines. We have a detailed code of conduct, the A. O. Smith Corporation Guiding Principles, which applies to all employees, officers and directors and specifically addresses conflicts of interest. There has been no waiver of the code of conduct, requested or granted, for any directors or officers. Further, the Corporate Governance Guidelines provide the procedure for review of related party transactions reportable under SEC rules, with approval by the Nominating and Governance Committee required if any such transaction involves a director, executive officer or his/her immediate family members. Other than the matters identified in “Director Independence and Financial Literacy,” each of which was reviewed by the Nominating and Governance Committee and the Board and determined to not be material, there have been no related party transactions.

Potential Director Candidates. The Nominating and Governance Committee will consider any candidate recommended by stockholders, directors, officers, third-party search firms and other sources for nomination as a director. The Committee considers the needs of the Board and evaluates each director candidate in light of, among other things, the candidate’s qualifications. All candidates’ minimum qualifications are identified in the Corporate Governance Guidelines and the Criteria for Selecting Board of Director Candidates, both of which can be found on our website by clicking on “Investors,” then “Governance” followed by “Board Committees and Charters.” To summarize, all nonmanagement candidates should be independent and possess substantial and significant experience which would be of value to our company in the performance of the duties of a director. Recommended candidates must be of the highest character and integrity, free of any conflicts of interest, have an inquiring mind and vision, and possess the ability to work collaboratively with others. Further, directors should have diverse backgrounds and expertise, including diversity of gender and race, required for the Board to fulfill its duties. Each candidate must have the time available to devote to Board activities and be of an age that, if elected, the candidate could serve on the Board for at least five years before reaching the mandatory retirement age, which is 72, absent a waiver approved by the Board. Finally, we believe it appropriate for certain key members of our management to participate as members of the Board, while recognizing that a majority of independent directors must be maintained at all times. All candidates will be reviewed in the same manner, regardless of the source of the recommendation. Although not part of any formal policy, our goal is a balanced and diverse Board, with members whose skills, background and experience are complementary and, together, cover the spectrum of areas that impact our business.

A stockholder recommendation of a director candidate must be received no later than the date for submission of stockholder proposals. Please see the section of this Proxy Statement entitled “Dates for Stockholder Proposals.” The recommendation letter should be sent by mail to the Chairperson, Nominating and Governance Committee, c/o James F. Stern, Corporate Secretary, A. O. Smith Corporation, 11270 West Park Place, Milwaukee, Wisconsin 53224.

The recommendation letter must, at a minimum, provide the stockholder’s name, address, the number and class of shares owned; the candidate’s biographical information, including name, residential and business addresses, telephone number, age, education, accomplishments, employment history (including positions held and current position), and current and former directorships; and the stockholder’s opinion as to whether the stockholder recommended candidate meets the definitions of “independent” and “financially literate” under the NYSE rules. In addition, the recommendation letter must provide the information that would be required to be disclosed in the solicitation of proxies for election of directors under federal securities laws. The stockholder must include the candidate’s statement that he/she meets these requirements and those identified on our website; is willing to promptly complete the Questionnaire required of all officers, directors and candidates for nomination to the Board; will provide such other information as the Committee may reasonably request; and consents to serve on the Board if elected.

A stockholder who desires to nominate a candidate for election as a director must comply with the provisions of our By-laws described under the section of this Proxy Statement entitled “Dates for Stockholder Proposals.”

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Governance of Our Company

Board Committees

The Board of Directors has delegated some of its authority to Committees of the Board. There are three standing Committees: the Audit Committee, the Personnel and Compensation Committee, and the Nominating and Governance Committee. Each standing committee is discussed below. The Board has approved changes in Committee membership and chairpersons assuming the director nominees are elected by stockholders at the Annual Meeting. These anticipated Committee assignments are also discussed below.

Audit Committee
Proposed 2026 Membership: • Mr. Fister • Mr. Larsen (Chairperson) • Ms. Martin • Mr. Saak

The Audit Committee oversees our financial reporting process and the activities of our internal audit function, and appoints the firm that will act as our independent registered public accounting firm. In appointing our independent registered public accounting firm, the Committee reviews its qualifications and its independence. As part of its oversight, the Committee considers the performance of our internal audit function and the independent registered public accounting firm, and reviews our enterprise risk management policies and procedures as well as our process for compliance with legal and regulatory requirements. The Committee is empowered to investigate any matter that comes to its attention and may retain independent legal counsel, advisors, or other experts for advice and assistance as the Committee deems appropriate. As part of its responsibilities, the Committee ensures there is free and open communication among the Committee, our internal audit function, our independent registered public accounting firm and management regarding these matters. The Audit Committee’s duties and responsibilities are set forth in its Charter, which has been approved by the Board and is available on our website.

The Audit Committee members are Mr. Larsen, Chairperson, Mr. Fister and Ms. Martin and will include Mr. Saak, the director nominee, if he is elected at the Annual Meeting. The Committee consists of at least three directors, all of whom are independent and financially literate under NYSE rules and have been determined to be independent of any conflict with respect to the independent registered public accounting firm. The Board of Directors has determined that Messrs. Fister and Larsen and Ms. Martin each qualifies as an audit committee financial expert as defined under SEC rules. The Committee held seven meetings during 2025. The Audit Committee Report is included as part of this Proxy Statement.

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Governance of Our Company

Personnel and Compensation Committee
Proposed 2026 Membership: • Ms. Holt • Dr. Kadri • Mr. Mapes (Chairperson) • Mr. Smith

The Personnel and Compensation Committee is responsible for establishing and administering our compensation and benefit plans for officers, executives and management employees, including the determination of eligibility for participation in such plans. It determines the compensation to be paid to officers and certain other selected executives and evaluates the performance of the chairman and chief executive officer in light of established goals and objectives. As it deems appropriate, the Committee may retain independent consultants to provide recommendations as to executive compensation. The Committee reviews the recommendation of the Nominating and Governance Committee concerning any conflicts involving such consultants and makes a determination as to their independence prior to their retention. The Committee directs the senior vice president – human resources and public affairs to prepare computations for its consideration and considers recommendations of the chief executive officer as to compensation of executives other than the chief executive officer. The Committee also provides oversight to the company’s management with respect to the company’s pension and savings plans. Further, the Committee provides oversight of our recoupment (“clawback”) policy for incentive compensation. The Personnel and Compensation Committee’s duties and responsibilities are set forth in its Charter, which has been approved by the Board and is available on our website.

The Personnel and Compensation Committee members are Mr. Brown, Chairperson, Ms. Holt, Dr. Kadri and Messrs. Mapes and Smith. The Committee consists of four directors, all of whom are independent under SEC and NYSE rules and have been determined to be independent of any conflict with respect to the Committee’s compensation consultant. The Committee held five meetings during 2025, including one special meeting. The Personnel and Compensation Committee Report is included as part of this Proxy Statement.

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Governance of Our Company

Nominating and Governance Committee
Proposed 2026 Membership: • Ms. Holt (Chairperson) • Dr. Kadri • Mr. Mapes • Mr. Smith

The Nominating and Governance Committee oversees our governance processes and procedures, assists the Board in identifying qualified candidates for election as Board members, and establishes and periodically reviews criteria for selection of directors. This Committee reviews our company’s and the Board Committees’ structures to ensure appropriate oversight of risk. Further, the Committee provides direction to the Board as to the independence, financial literacy and financial expertise of directors, and the composition of the Board and its Committees. As part of its responsibilities, the Committee reviews the independence of consultants to the Personnel and Compensation Committee and makes recommendations to the Personnel and Compensation Committee as to their independence. The Committee also is responsible for reviewing and making recommendations to the Board as to director compensation. In addition, the Committee provides oversight to the Board with respect to our ongoing Environmental, Social and Governance program to ensure program milestones are met. The responsibilities and duties of the Nominating and Governance Committee are set forth in its Charter, which has been approved by the Board and is available on our website.

The Nominating and Governance Committee members are Ms. Holt, Chairperson, Mr. Brown, Dr. Kadri and Messrs. Mapes and Smith. The Committee consists of five directors, all of whom are independent under the NYSE rules. The Nominating and Governance Committee met four times during 2025, including one special meeting. The Report of the Nominating and Governance Committee is included as part of this Proxy Statement.

Our Leadership Structure

With certain exceptions, our company historically has employed a leadership structure where the chief executive officer also serves as chairman of the Board. We believe this structure has served us well for many years, providing a single strong leader for our company.

Effective July 1, 2025, we split the position of chairman and chief executive officer. At that time, we promoted Mr. Shafer to chief executive officer and Mr. Wheeler retained the role of executive chairman. We have from time to time historically implemented this leadership structure as part of a planned succession, and we utilized it in 2025 for the chief executive officer succession. We believe this structure ensures an orderly transition of our company leadership, which benefits our stockholders, customers, employees, business partners and other key stakeholders.

While we realize that the chairman position is held by an executive officer, we believe the independent members of our Board and the three standing Board Committees provide appropriate oversight. In this regard, the Audit Committee oversees the accounting and financial reporting processes, as well as legal and compliance matters. The Personnel and Compensation Committee oversees the annual performance of our chairman and chief executive officer, as well as our executive compensation program, and oversees our retirement and savings plans. The Nominating and Governance Committee evaluates independence issues and monitors matters such as the composition and performance of the Board and its Committees, as well as the company’s Environmental, Social and Governance program. Each Committee is led by an independent chairperson other than the executive chairman and chief executive officer and, as discussed in more detail in this Proxy Statement, the entire Board of Directors is actively involved in overseeing our risk management. Altogether, we believe this framework strikes a sound balance with appropriate oversight.

2026 Proxy Statement  21

Governance of Our Company

Further, we have a Presiding Director who is an independent director. In 2026, as a result of our stockholder engagement efforts, we enhanced the role of our Presiding Director, whose responsibilities now include:

•	presiding at all meetings of the Board of Directors at which the chairman is not present, including all executive sessions of the nonmanagement and/or independent directors;

•	having the authority to call meetings of the nonmanagement and/or independent directors;

•	serving as a contact for interested parties who wish to communicate with nonmanagement directors;

•	approving Board of Directors meeting agendas and information sent to the Board of Directors;

•	approving Board of Directors meeting schedules to assure that there is sufficient time for discussion of all agenda items; and

•	providing feedback to management regarding meetings of the nonmanagement and/or independent directors.

In 2025, each regular Board meeting included a nonmanagement directors’ session. This allows directors to speak candidly on any matter of interest, without the executive chairman and chief executive officer or other management present. In accordance with our Corporate Governance Guidelines, the Presiding Director is elected annually by the Board, excluding management and Smith family member directors. We believe this structure provides consistent and effective oversight of our management and our company.

Our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in overseeing the affairs of our company. We believe all Board members are well-engaged in their responsibilities, and all Board members express their views and are open to the opinions expressed by other directors. We conduct a robust evaluation of our Board annually to help ensure that the Board is open and well-functioning and to identify and address any director concerns. We do not believe that appointing an independent board chairman, or a permanent Presiding Director, would improve the performance of the Board.

Consideration of Risk

Our Board is actively involved in overseeing our risk management. In 2025, areas of particular focus for the Board included marketplace, operational and geopolitical considerations, as well as oversight of the company’s Environmental, Social and Governance program and information matters.

We seek to identify and address significant and material risks through our Enterprise Risk Management (“ERM”) process. Our ERM process assesses, manages and monitors risks consistent with the integrated risk framework in the Enterprise Risk Management – Integrated Framework (2017) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). We believe that risk-taking is an inherent aspect of the pursuit of our strategy. Our goal is to avoid risks and, if not, to prudently manage such risks.

Senior management prioritizes identified risks and assigns an executive to address each major identified risk area and lead action plans to manage risks. Senior management presents on these risks to the Board at a majority of meetings each year. Our Board of Directors provides oversight of the ERM process and reviews and actively engages in discussion of significant identified risks to the company.

In addition, each of our Board Committees considers risk within its area of responsibility. For instance, our Audit Committee asks management to address a specific critical accounting issue at most of its meetings and considers the overall impact that the issue has on our financial position and risk profile. In addition, they discuss legal and compliance matters and assess the adequacy of our risk-related internal controls. The Audit Committee oversees the frequency and creation of surveys by management of ERM matters and reviews with the Board and management the company’s ERM program, including specific risk topics that are addressed in presentations to the Board, including information security risk and privacy compliance. Likewise, the Nominating and Governance Committee annually reviews governance practices with respect to risk and oversight. The Nominating and

22  A. O. Smith Corporation

Governance of Our Company

Governance Committee also provides oversight for risks related to environmental, social and governance matters. Additionally, on an annual basis, the Nominating and Governance Committee reviews our company’s and Board Committees’ structures to ensure appropriate oversight of risk. The Personnel and Compensation Committee considers risk and structures our executive compensation programs with an eye to providing incentives to appropriately reward executives for profitable revenue growth without undue risk-taking. Each year, the Personnel and Compensation Committee also performs a risk assessment with respect to all of our incentive compensation programs globally and reviews the executive succession process. The Personnel and Compensation Committee also provides oversight on the risk and return of our investments for retirement plans and our recoupment (“clawback”) policy for incentive compensation.

Further, our approach to compensation practices and policies applicable to employees throughout our organization is consistent with that followed for executives. In this regard, the Personnel and Compensation Committee analyzed our compensation and, among other things, concluded that no individual business segment carries a significant portion of our risk profile; has significantly different compensation structure from the others; pays compensation expenses as a significant percentage of its revenue; or varies significantly from the overall risk and reward structure of our company. Accordingly, we believe that risks arising from our operating environment and our incentive programs are not reasonably likely to have a material adverse effect on our company.

We typically benchmark our compensation and benefits packages at all levels of the organization every year. Base pay, bonus targets and long-term incentives are targeted to market median for each position. Most exempt salaried positions are eligible for participation in a bonus program. For employees in a corporate function, 2025 annual incentive programs were based upon attainment of the same net sales and earnings before interest and taxes (“EBIT”) targets as our executives. Annual incentive programs at our business segments are based upon attainment of business unit net sales and earnings before interest and taxes (“PEBIT”), financial and strategic objectives established and approved annually. A limited number of key managers below the executive level are eligible to participate in a long-term incentive program that awards restricted stock units in varying amounts based upon position and market comparisons. However, awards normally are subject to at least a three-year cliff vesting or pro rata vesting period. We feel this combination of base salary, bonus plans tied to critical financial measurements and long-term incentives with three-year vesting periods is balanced and serves to motivate our employees to accomplish our company objectives and retain key employees while avoiding unreasonable risk-taking.

Cybersecurity Risk Assessment and Oversight

Our company analyzes and assesses information security risks associated with our business on an ongoing basis. As part of our program, our company routinely tests our controls and information systems. We also provide information security training for our salaried employees annually, conduct monthly phishing simulations, and provide periodic cybersecurity communications to all salaried employees. Our company’s focus and efforts on information security risk is lead by our Chief Digital Information Officer and overseen by our Information/Cybersecurity Steering Committee comprised of senior executives in the company.

Our Board recognizes the importance of maintaining the trust and confidence of our customers, employees and suppliers with respect to our information security and, as a part of its oversight, devotes considerable time and attention to cybersecurity. The Board received one comprehensive briefing on information systems and cybersecurity in 2025, including outside legal experts in the field. In addition, at every meeting, the Audit Committee meets with management to review and oversee risk exposures related to information security, cybersecurity and data protection, and the steps management has taken to monitor and control such exposures. This includes Committee review of training, risk assessment, internal controls, security software, incident response plans and forward-looking information security strategies. The company also performs periodic cybersecurity assessments against nationally recognized industry standards. Additionally, our procedures require our Board to be notified of any material breach of our information systems. While the company has experienced information security incidents and attacks, and may in the future, the company has not experienced any material information security incidents or breaches.

2026 Proxy Statement  23

Governance of Our Company

Insider Trading Compliance Policy
We have an Insider Trading Compliance Policy governing the purchase, sale and/or other dispositions of its securities by our directors, officers, employees and our company itself that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to the company.

  A. O. Smith Corporation

Governance of Our Company

Our Commitment to Corporate Responsibility and Sustainability

We are committed to growing our business in a sustainable and socially responsible manner consistent with our Guiding Principles. This commitment has driven us to design, engineer and manufacture highly innovative and efficient products in an environmentally responsible manner that helps reduce energy consumption, conserve water and improve drinking water quality and public health. Consistent with this commitment, we issue our sustainability report biennially detailing our company’s historical and current efforts. We issued our fourth report, the 2024 Sustainability Report in December 2024, documenting our sustainability activities over the two years prior to the report. This report details the positive impact of our highly efficient products, highlights our company’s commitment to employees and the communities in which we operate, and reports on our progress toward our goals. We are proud to have been recognized in 2024 and 2025 as one of the World’s Most Ethical Companies by Ethisphere®, a global leader in defining and advancing corporate ethical standards.

We achieved our greenhouse gas emissions reduction goal of 10% by 2025 and we are on our way to achieving our water stewardship goal of an annual water savings of 40 million gallons by 2030, and we announced a new landfill waste reduction goal of 525,000 pounds by 2027. Our scorecard reflecting our progress is available on our website.

To hold ourselves accountable, we have established sustainability oversight at the Board and management levels. Our Company formed an Environmental, Social and Governance (“ESG”) Council comprised of a cross-section of leaders from operations; product engineering; environment, health and safety; legal affairs; investor relations; human resources and supply chain. The Council makes recommendations about sustainability priorities and goals, key performance indicators and potential reporting enhancements, while also identifying improvement areas regarding our sustainability activities. Our director of ESG manages the Council and reports directly to our executive vice president and chief financial officer, who chairs the ESG Council. Our ESG Council is accountable to our chief executive officer and our Board. The Board provides oversight of the company’s sustainability efforts, receives annual sustainability updates, and reviews the company’s sustainability efforts, including its periodic Sustainability Reports. In 2025, the Board received one comprehensive briefing on sustainability reporting and initiatives.

Starting in 2023, the Board added an element to the executive long-term incentive compensation program to reward our executives for performance against critical strategic issues facing our company. For 2025, that measure was progress toward the waste reduction goal which was based on achievement of a landfill diversion target.

Our Sustainability Reports are available on our website, www.aosmith.com, the contents of which are not incorporated by reference into this Proxy Statement.

2026 Proxy Statement  25

Governance of Our Company

Public Policy and Regulatory Advocacy

As a leading, global water technology manufacturing company, we believe we have a responsibility as a good corporate citizen to participate in the public policy and regulatory process. Accordingly, we engage and advocate on public policy and regulatory issues that are core to our businesses through ongoing, constructive and transparent interactions with government officials, policymakers, industry and trade associations and other stakeholder groups. These engagements are grounded in and guided by our commitment to strong corporate governance, compliance with our Guiding Principles and respect and adherence to applicable laws in the jurisdictions in which we operate globally.

In addition to our direct advocacy, we believe that involvement in industry and trade associations is beneficial to our business and, therefore, we participate as a member in a number of these organizations. Our participation in an organization may be, in whole or in part, to promote collaborative and constructive approaches to industry engagement with policymakers and other stakeholders to help advance the company’s business goals. We pay membership dues to a number of trade associations and industry groups that may use these funds at their discretion to fund political activities. However, our membership in an organization does not imply our endorsement of all of the policy positions of that particular group. We review these memberships annually to assess their business value and alignment with the company’s overall public policy agenda.

We also maintain and administer the A. O. Smith Political Action Committee (“AOSPAC”). The AOSPAC was created to allow eligible employees and directors to act together in supporting publicly elected officials who seek to advance public policies that are supportive of our employees, products and the communities in which we live and work. Governed by a board of directors and a set of bylaws, the AOSPAC complies with applicable laws, including with respect to registration and the filing of required information with the Federal Election Commission.

26  A. O. Smith Corporation

DIRECTOR COMPENSATION

Overview

The Nominating and Governance Committee of the Board of Directors is responsible for reviewing and making recommendations to the Board as to director compensation, which is reviewed annually. Nonemployee directors are compensated in the form of cash and shares of Common Stock. Management directors receive no compensation for their service on our Board.

Following its review of the annual benchmarking of director compensation conducted by Willis Towers Watson (“WTW”), the Committee recommended, and the Board approved at its October 2024 meeting, changes to certain elements of board compensation to keep pace with market practice. The Board approved increases to the annual stock retainer and the annual retainers for committee chairpersons to the amounts shown in the table below. These changes took effect on April 8, 2025. For 2026, the Board approved the Committee’s recommendation to make no changes in its director compensation program.

All cash retainers are paid quarterly. The equity retainer is paid in the form of shares of our Common Stock upon a director’s election to the Board.

NONEMPLOYEE DIRECTOR COMPENSATION STRUCTURE

Pay Element	Committee	2025 Amount

Board Cash Retainer		$103,500

Board Equity Retainer		$150,000

Committee Chair Cash Retainers	Audit Committee	$ 25,000
	Personnel and Compensation Committee	$ 20,000
	Nominating and Governance Committee	$ 20,000

Presiding Independent Director Cash Retainer		$ 30,000

Director Compensation

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3,4]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)[5]	Total ($)

Ronald D. Brown	$152,250	$150,005	—	—	—	—	$302,255

Todd W. Fister	103,500	150,005	—	—	—	—	253,505

Victoria M. Holt	122,250	150,005	—	—	—	—	272,255

Dr. Ilham Kadri	103,500	150,005	—	—	—	—	253,505

Michael M. Larsen	127,250	150,005	—	—	—	—	277,255

Christopher L. Mapes	103,500	150,005	—	—	—	—	253,505

Lois M. Martin	103,500	150,005	—	—	—	—	253,505

Ajita G. Rajendra[6]	25,875	—	—	—	—	—	25,875

Mark D. Smith	103,500	150,005	—	—	—	—	253,505

1	Neither Mr. Shafer nor Mr. Wheeler, as employee directors, receives compensation for his service as a director.

2026 Proxy Statement  27

Director Compensation

2	Includes amounts earned during 2025, even if deferred.

3

Reflects the grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 12 to our 2025 Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Directors receive a stock award of Common Stock as part of their annual retainer. On April 8, 2025, each then serving director except for Mr. Shafer and Mr. Wheeler received a stock award worth $150,005, or 2,468 shares valued at $60.78 per share, which was the adjusted average of the high and low prices on the grant date rounded up to the next whole share. Mr. Brown has deferred his receipt of 76,548 shares until his separation from service as a director. Ms. Holt has deferred her receipt of 10,973 shares until her separation from service as a director. Mr. Larsen has deferred his receipt of 10,973 shares until his separation from service as a director. Deferred stock holdings include dividends on deferred stock which are paid in the form of restricted stock units.

4

Each director as of December 31, 2025, owned the following aggregate number of shares or restricted stock units in connection with service as a director: Mr. Brown, 76,548; Mr. Fister, 4,094; Ms. Holt, 10,973; Dr. Kadri, 21,317; Mr. Larsen, 10,973; Mr. Mapes, 6,358; Ms. Martin, 4,142; Mr. Rajendra, 9,771 and Mr. Smith, 116,242. Please see the “Security Ownership of Directors and Management” Table for additional information.

5

None of the directors received perquisites or other personal benefits in an aggregate amount of $10,000 or more. We reimburse directors for transportation, lodging and other expenses actually incurred in attending Board and Committee meetings.

6

Mr. Rajendra did not stand for re-election at the April 2025 Annual Meeting of Stockholders due to his reaching of the company’s mandatory retirement age for directors. Reflects compensation paid to him prior to his retirement.

The Board requires that every new director participate in a detailed orientation, including visits to our key operations. This encompasses a review of business and financial operations, meetings with business executives and others, and an overview of our corporate governance policies and procedures. New directors receive no additional compensation for their participation in orientation matters.

The stock ownership requirement for directors is five times the applicable cash retainer received by the director in the last year. Each director is required to acquire beneficial ownership of A. O. Smith Corporation Common Stock having an aggregate value equal to this stock ownership requirement within five years of his or her election as a new director. All directors have met this requirement.

Certain directors have elected to defer receipt of Common Stock shares under the A. O. Smith Non-qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan allows directors to defer all or a portion (not less than 25%) of their fees until a later date, but not later than the year in which the director ceases service as a director. Payments can be made in a lump sum or in not more than 10 annual installments. This is handled as a bookkeeping entry, with gains and losses credited to the director’s account each month based on the director’s crediting election. The crediting election is used to designate the investment fund(s) as the basis for calculating the rate of return equivalent for the director’s account. Mr. Brown, Ms. Holt and Mr. Larsen have deferred receipt of their stock awards in 2025, which consequently are treated as restricted stock units. Dividends on stock which have been deferred as restricted stock units are also received in the form of restricted stock units based on the average of the high and low price of our Common Stock on the date of the dividend.

28  A. O. Smith Corporation

STOCK OWNERSHIP

Security Ownership of Directors and Management

The following table shows, as of December 31, 2025, the Class A Common Stock and Common Stock of our company beneficially owned by each director, each nominee for director, each named executive officer in the “Summary Compensation Table” and by all directors and executive officers as a group.

Name	Class A Common Stock[1,2]		Percent of Class A Common Stock	Common Stock[1,2]		Restricted Stock Units	Options Exercisable Within 60 Days	Percent of Common Stock

Ronald D. Brown	0		0	0		76,548	0	*

Ming Cheng	0		0	45		25,375	0	*

Todd W. Fister	0		0	4,094		0	0	*

Victoria M. Holt	0		0	10		10,973	0	*

Christopher T. Howe	0		0	0		22,035	0	*

Dr. Ilham Kadri	0		0	21,317		0	0	*

Michael M. Larsen	0		0	11,425		10,973	0	*

Charles T. Lauber	0		0	39,852		29,015	121,805	*

Christopher L. Mapes	0		0	16,508	[3]	0	0	*

Lois M. Martin	0		0	4,142		0	0	*

Aaron W. Saak	0		0	0		0	0	*

Stephen M. Shafer	0		0	0		71,690	0	*

Mark D. Smith	274,452	[4]	1.06%	131,971	[5]	0	0	*

James F. Stern	0		0	96,284		21,350	118,215	*

Kevin J. Wheeler	0		0	100,647		112,300	482,270	*

All 24 Directors, Nominees and Executive Officers as a Group	274,452		1.06%	439,355		445,029	789,650	1.49%

*	Represents less than one percent.

[1]	Except as otherwise noted, all securities are held with sole voting and sole dispositive power.

[2]

Shares of Class A Common Stock are convertible on a share-for-share basis into shares of Common Stock at any time at the discretion of each holder. As a result, a holder of shares of Class A Common Stock is deemed to beneficially own an equal number of shares of Common Stock. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the shares of Class A Common Stock listed in the table do not include shares of Common Stock that may be acquired upon the conversion of outstanding shares of Class A Common Stock. Similarly, the percentage of shares of Common Stock beneficially owned is determined with respect to the total number of outstanding shares of Common Stock, excluding shares of Common Stock that may be issued upon conversion of outstanding shares of Class A Common Stock.

[3]	Included in this total are 10,150 shares held in joint tenancy with his wife and 6,358 shares awarded to Mr. Mapes as a director of the company and are also held in joint tenancy with his wife.

[4]	Included in this total are 270,776 shares beneficially owned as a settlor of a revocable family trust and 3,676 shares beneficially owned because they are held by his spouse.

[5]

Included in this total are 8,956 shares beneficially owned because they are held by his spouse, 6,773 shares beneficially owned as a settlor of a revocable family trust and 116,242 shares held directly by Mark D. Smith.

2026 Proxy Statement  29

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses our executive compensation program and plans for our named executive officers:

Stephen M Shafer

President and Chief Executive Officer

Kevin J. Wheeler

Executive Chairman

Charles T. Lauber

Executive Vice President and Chief Financial Officer

James F. Stern

Executive Vice President, Corporate Development, Strategy and Secretary

Ming Cheng

Senior Vice President and Chief Technology Officer

Christopher T. Howe

Senior Vice President and Chief Digital Information Officer

Index
Compensation Philosophy	31
Outside Consultants	32
Benchmarking	33
Consideration of Stockholder Vote on Executive Compensation	34
Role of Executives in Compensation Decisions	34
Compensation Elements	34
Base Salary	34
Executive Incentive Compensation	36
Annual Incentive Compensation	36
2025 Annual Incentive Awards	37
Long-Term Incentive Compensation	37
Emphasis on Performance-Based Awards	38
2026 Long-Term Incentive Award	39
Payout of 2023-2025 Performance Cash	40
Timing of Awards	40
Share Ownership Guidelines	40
Consideration of Risk in Executive Compensation Plans	41
Executive Life Insurance	41
Executive Retirement Benefits	41
Defined Contribution Retirement Savings Plan	42
Executive Perquisites	42
Severance Plan	43
Tax Considerations	43
Prohibition on Hedging and Pledging	43
Clawbacks - Recoupment Policy for Executive Compensation	44
Summary Compensation Table	45
Components of 2025 All Other Compensation	46
Grants of Plan-Based Awards	47
Outstanding Equity Awards at December 31, 2025	49

Option Exercises and Stock Vested	50

Pension Benefits	50

Non-qualified Deferred Compensation	51

Termination of Employment and Change in Control Arrangements	52

30  A. O. Smith Corporation

Executive Compensation

Compensation Philosophy

We believe that effective executive compensation programs are critical to our long-term success. We have developed compensation programs with the following objectives:

•	attracting and retaining world-class executives through a total compensation opportunity that is competitive within the various markets in which we compete for talent;

•

encouraging a pay-for-performance mentality by directly relating variable compensation elements to the achievement of financial and strategic objectives without encouraging undue risk-taking. Incentive plans are designed to recognize and reward accomplishing individual and organizational goals, as well as our long-term objectives; and

•	promoting a direct relationship between executive compensation and our stockholder interests.

Our long-term incentive opportunities link a significant portion of executive compensation to our performance through restricted stock units, performance cash, and performance stock awards. Executive officers also are expected to comply with established stock ownership guidelines which require acquisition and retention of specific levels of our Common Stock. Our view is that this stock ownership aligns the interests of our management team with our stockholders and encourages executive performance but discourages executives from taking undue risk.

We believe executive total compensation opportunity should increase commensurate with responsibility and capacity to influence our results. Additionally, as responsibility and accountability increase, so should the portion of compensation which is at risk. Therefore, not only do base salaries increase with position and responsibility, but short-term and long-term incentive opportunities as a percentage of total compensation increase as well.

Our executive compensation package is designed to strike a balance between short-term cash compensation in the form of fixed salaries and variable annual incentive plans and long-term compensation in the form of cash-based performance units and equity awards with three-year vesting periods. For the chief executive officer, approximately 15% of 2025 total target compensation was comprised of base salary, with the remaining 85% being variable compensation dependent on our company performance. The variable compensation was divided so that approximately 18% of total target compensation was attributable to annual incentive bonus and approximately 68% was long-term incentive compensation.

For the other named executive officers, approximately 14-38% of total target compensation was comprised of base salary, with the remaining 62-86% being based on our company performance. The variable compensation is structured so that approximately 17-22% of total target compensation represents annual incentive bonus, with roughly 40-69% attributable to long-term incentive compensation.

EXECUTIVE COMPENSATION MIX

Compensation Component	CEO	Other NEOs

Salary	15%	14-38%

Annual Incentives & Bonus	18%	17-22%

Long-Term Incentives	68%	40-69%

The Personnel and Compensation Committee (“PCC”) approved a long-term incentive plan for 2025 which targeted 65% of the chief executive officer’s long-term incentives, or approximately 44% of total compensation, as equity-based awards. The PCC targeted 65% of the long-term incentives, or approximately 26-45% of total target compensation, as equity-based awards for the other named executive officers.

2026 Proxy Statement  31

Executive Compensation

EXECUTIVE CASH / EQUITY MIX

Compensation Component	CEO	Other NEOs

Cash-Based Compensation	56%	55 - 74%

Equity-Based Compensation	44%	26 - 45%

We believe this combination results in a competitive compensation package that provides an incentive for our executives to lead with a focus on short-term results, while positioning us for long-term sustained performance. With approximately 26-45% of their total compensation tied to equity awards, we believe the decisions of named executive officers are aligned with the best interests of our stockholders. We believe this combination of base pay and short-term and long-term incentives supports our objectives of pay-for-performance, while mitigating the potential for undue risk-taking because it ties a significant portion of the executive officer’s compensation to sustained, long-term performance.

Outside Consultants

Just as we compete for market share in highly competitive global markets, we compete for talent in equally competitive labor environments. To attract and retain critical leadership in these competitive environments, we strive to provide a comprehensive and competitive total compensation package. We utilize the resources of an independent compensation consultant to aid in establishing our programs and to monitor how they compare with the marketplace. Specifically, the PCC has retained WTW, a leading global executive compensation consulting group, to advise the PCC on market trends relative to executive compensation, provide market data, as requested, and share input and views on issues being discussed by the PCC.

The PCC has sole authority to approve the independent compensation consultant’s fees and terms of engagement on executive compensation matters. The PCC annually reviews its relationship with WTW to ensure its independence on executive compensation matters, taking into account the independent analysis and recommendation of the Nominating and Governance Committee (“NGC”). In making its recommendation, the NGC reviewed the independence of WTW and the individual representatives of WTW who served as the PCC’s advisors, considering the following specific factors: (i) other services provided to us by WTW; (ii) fees paid by us to WTW as a percentage of WTW’s total revenue; (iii) policies and procedures maintained by WTW that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual representatives of WTW who advised the PCC and any member of the PCC; (v) any shares of our company’s Common Stock owned by the individual representatives; and (vi) any business or personal relationships between our executive officers and WTW or the individual representatives.

We paid WTW $104,277 in fees in 2025 for consulting services provided to the PCC regarding executive compensation matters. Management subscribes to various WTW compensation databases. Additionally, management utilizes WTW in various consulting capacities related to employee benefits programs and nonexecutive salaried employee compensation. The following table sets forth the fees we paid to WTW in 2025 for services other than those provided to the PCC.

Service	Fees

Management Compensation Surveys and Benchmarking	$21,440

Benefits Consulting Services	$360,049 in U.S. and Canadian health and welfare plan consulting paid through credits against commissions earned as broker for life and disability group insurance plans

Health Plan program fees	$115,000 for participation in Rx Collaborative, WTW’s pharmacy purchasing coalition and $94,087 for the Custom Care Management Unit, which provides personalized care for families with a member having a serious health condition.

32  A. O. Smith Corporation

Executive Compensation

WTW has informed us that the WTW personnel who provide advice to us on executive and director compensation matters are separate from and do not provide other compensation services to our company, nor do they serve as our account manager. The PCC does not approve the services provided by WTW outside the executive compensation advisory role to the PCC but is aware these services are provided.

The PCC concluded, based on the evaluation described above and recommendation from the NGC, that these nonexecutive compensation services performed by WTW did not raise a conflict of interest or impair WTW’s ability to provide independent advice to the PCC regarding executive compensation matters. The PCC’s conclusion was based on a representation letter provided by WTW, the limited scope of the other services provided to us by WTW, the small percentage of WTW’s revenues represented by the fees paid by us, the separation within WTW between its compensation consulting business and its other businesses, the absence of any conflicting relationships between the individual representatives of WTW who provided advice to the PCC or WTW, on the one hand, and members of the PCC or our executive officers, on the other, and review of director and executive officer responses to our annual Directors’ and Officers’ Questionnaire.

Benchmarking

We endeavor to benchmark our executive compensation against similarly situated executives in comparably sized organizations. We believe we compete for executive resources with other nonfinancial institutions across multiple industrial segments. With that in mind, our consultants utilize broad-based, general industry salary surveys and regress their data to organizations with revenues similar to A. O. Smith. We believe market median is an appropriate target for our total compensation program. We attempt to design both short-term and long-term incentives to produce rewards in excess of median market levels when company performance is better than target. The PCC authorized WTW to perform a detailed analysis of our executive compensation levels in 2025, as we do each year.

As we describe below, the PCC asked WTW to provide input on marketplace trends in executive compensation, and overall compensation and components of compensation for 13 executive positions.

We utilize WTW because we believe its survey resources ensure consistent and statistically valid data that is representative of the market in which we compete for executive talent. Its database includes a broad array of over 800 companies. We did not rely on a specific subgroup of peer companies within that database. In working with WTW, we played no role in selecting the companies for which the data was obtained.

For 2025 compensation, WTW performed a regression analysis to reflect base pay levels of an organization with $3.85 billion in revenue and reported its findings to the PCC in October 2024. Its comparison focused on overall compensation, as well as base salary, annual incentive bonus, equity awards and each of the other compensation elements discussed below. We believe its methodology provides appropriate comparisons by utilizing industrial companies of comparable size and referencing databases with comparable executive officer positions.

For 2025, the PCC generally targeted our overall compensation and benefits programs and each element of compensation at the median level of the surveyed companies. Since a number of variables can influence the relationship of an individual executive’s pay components to the survey median data, the PCC considers a range of 80% to 120% of median generally to be appropriate when reviewing total compensation. Although the PCC generally attempts to have each component of compensation in this target range, the PCC puts greater emphasis on achieving the target at the total compensation level. Variables considered include, but are not limited to, education, position tenure, previous experience, level of performance, additional responsibilities and, as appropriate, recruitment considerations, and as described further below in the discussion of individual compensation elements, the PCC will set compensation outside of its typical target range in special circumstances to the extent it believes such an action is appropriate based on these variables and the expected future contributions of an individual executive to our company.

For 2026, we compared ourselves to the market median of other companies with revenues of $3.8 billion, which represents our reported revenues in 2024.

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Executive Compensation

Consideration of Stockholder Vote on Executive Compensation

At our 2025 Annual Meeting, our stockholders approved the compensation of our named executive officers by approximately 94% of the votes cast, which was consistent with previous years. The PCC considered this vote when setting 2026 compensation levels for our named executive officers and other executives and, as discussed below, made very few changes to the 2026 program.

Role of Executives in Compensation Decisions

The PCC annually reviews the chief executive officer performance and makes recommendations regarding his compensation for consideration by the full Board. The chief executive officer is not present during discussions regarding his compensation, and he does not play any role in determining his own compensation. As it deems appropriate, the PCC utilizes the WTW compensation data and directs the senior vice president – human resources and public affairs to prepare computations for its consideration. With respect to other executives, the chief executive officer annually reviews performance and makes compensation recommendations to the PCC. The chief executive officer reviews compensation data provided by WTW, consults with the senior vice president – human resources and public affairs and considers the individual factors listed above before making his recommendations. The PCC can exercise its discretion to modify any recommended compensation to such executives.

Compensation Elements

The PCC takes a balanced approach to executive compensation. Our executive compensation package is comprised of several key components which are designed to work together to provide executives with a total compensation package that is competitive with industry norms. For 2025, total compensation included:

•	Annual Base Salary

•	Incentives

•	Short-Term – annual incentive bonus

•	Long-Term – restricted stock units, performance cash and performance stock

•	Benefits

•	Executive retirement plan and 401(k) savings plan

•	Executive life insurance and post-retirement life insurance (grandfathered for executives serving prior to 2019 only)

•	Perquisite allowance (grandfathered for executives serving prior to 2016 only)

Each of these components of the executive compensation package is discussed below.

Base Salary

Base salary provides the executive with a consistent, market competitive stream of income on a semimonthly basis. Absent unusual circumstances, we review base salary levels annually, with adjustments effective January 1. The chief executive officer considers each senior executive individually for base salary actions and recommends appropriate adjustments. The PCC annually evaluates the appropriate base salary for the chief executive officer and reviews and approves the chief executive officer’s recommendations for the other named executive officers. When considering base salary increases, consideration is given to experience, individual performance, level of contribution, pay levels relative to market pay practices, as well as our overall financial condition. While the chief executive officer recommends compensation adjustments for the other named executive officers, his recommendations must be approved and authorized by the PCC. The chief executive officer and the PCC rely upon competitive survey data from WTW and their own diverse experiences with executive compensation when making compensation decisions.

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Executive Compensation

In reviewing and approving individual base salary adjustments for the named executive officers for 2025, the PCC relied upon salary data for comparable positions from the 2024 WTW Executive Compensation Database, which was aged 3.5% to reflect anticipated market movement from the 2024 survey through year-end 2025. Effective January 1, 2025, the PCC authorized increases of 3.5% to Messrs. Shafer, Wheeler, Lauber, and Stern. When we hired Mr. Shafer as president and chief operating officer in March 2024, we set his base salary at a higher level than our typical target range of 80% to 120% of the market median based on his unique skills and expected future contributions to our organization. Messrs. Cheng and Howe joined the company on July 7, 2025 and October 8, 2025, respectively, and the salaries shown for 2025 reflect their compensation upon hire.

As of July 1, 2025, the PCC adjusted base salaries for Messrs. Shafer and Wheeler related to changes in their respective responsibilities. Mr. Shafer was appointed president and chief executive officer, and Mr. Wheeler transitioned to the role of executive chairman. Accordingly, effective July 1, 2025, the PCC increased Mr. Shafer’s base salary an additional 7.4%, placing him at 90% of the market median for his new role. The PCC also adjusted Mr. Shafer’s annual incentive target, as we describe below in the section entitled, “Annual Incentive Compensation and Discretionary Bonuses.” Mr. Wheeler’s base salary was reduced by 13.7% due to the realignment of responsibilities at that time.

As of October 1, 2025 Mr. Stern transitioned out of the role of executive vice president, general counsel and secretary to executive vice president, corporate development, strategy and secretary. The committee did not change Mr. Stern’s compensation as part of this transition.

In reviewing 2026 base salaries at its December 2025 meeting, the PCC approved increases of 3% for Messrs. Lauber and Stern. Mr. Shafer received a 5% increase to recognize continued advancement in his new role. Mr. Cheng, who joined the company in July 2025, received a 2% increase, reflecting the market level of his salary. The PCC did not change Mr. Wheeler’s or Mr. Howe’s salary for 2026. Mr. Howe, who joined the company in October 2025, did not receive an increase as he was hired close to the end of the year and his salary at joining was set at a market competitive rate for 2026. Based upon input from WTW, we believe that the 2026 base salaries for our named executive officers are in the aggregate approximately 106% of the projected market median, excluding Mr. Stern whose new position does not have a suitable benchmark match. Further, we anticipate the market increase for base salaries to average 3.5% in 2026, which we took into account in determining 2026 salaries.

Name	2025 Base Salary	2025 Base Salary % to Market Median	January 1, 2026 Base Salary	2026 Base Salary % to Market Median

Stephen M. Shafer	$931,500	138%	$1,050,000	96%

effective 7/1/2025	1,000,000	90%

Kevin J. Wheeler	1,159,000	105%	1,000,000	114%

effective 7/1/2025	1,000,000	not benchmarked[1]

Charles T. Lauber	673,800	108%	694,000	110%

James F. Stern	668,600	112%	688,700	no match for position

Ming Cheng[2]	475,000	102%	484,500	111%

Christopher T. Howe[3]	475,000	103%	475,000	101%

1	The executive chairman position that Mr. Wheeler stepped into on July 1, 2025 was not benchmarked in 2025.

2	Mr. Cheng joined the company on July 7, 2025.

3	Mr. Howe joined the company on October 8, 2025.

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Executive Compensation

Executive Incentive Compensation

We include both annual and long-term incentives in our executive compensation package. The goal of our incentive plans is to focus executives on both short-term financial and strategic objectives, while ensuring their commitment to our long-term growth and stability. Our incentive plans tie financial awards to our financial and strategic success and the interests of our stockholders, and provide compensation in addition to annual base salary when warranted by corporate financial performance.

Annual Incentive Compensation

Each year, the PCC reviews and approves our financial objectives for both the company and its business units. The executive annual incentive bonus is tied to achieving those objectives. The better we perform relative to these objectives, the higher the incentive bonus payment.

The annual target incentive bonus typically is calculated as a percent of annual base pay for the performance year. The target percent for incentive compensation, like base salary, is determined through periodic benchmarking and review of the median level survey data provided by WTW. Annual incentive compensation represents an “at risk” component of the executive compensation package. Actual incentive bonus amounts are dependent upon performance against specific measurements and may vary from 0% to 200% of targeted amounts.

As a general principle, the portion of an executive’s compensation tied to incentive compensation increases with the executive’s level of responsibility. Thus, the chief executive officer’s annual incentive opportunity is greater than that of the other named executive officers. We targeted an annual incentive opportunity for the chief executive officer at 125% of base pay in 2025 based upon WTW survey data for comparably situated executives. As a result of his appointment as president and chief executive officer effective July 1, 2025, the PCC increased Mr. Shafer’s annual incentive target to 125%. The relationship of our incentive targets to market median comparisons as of year end is illustrated in the following table. No other changes were made to executive annual incentive targets during 2025.

Name	2025 Target % of Base Salary	Target Incentive % to Market Median

Stephen M. Shafer	125%	96%

Kevin J. Wheeler[1]	125%	not benchmarked

Charles T. Lauber	80%	100%

James F. Stern	70%	no match for position

Ming Cheng	60%	109%

Christopher T. Howe	60%	109%

1	The executive chairman position that Mr. Wheeler stepped into on July 1, 2025 was not benchmarked in 2025.

For 2025, the PCC again aligned our incentives with our focus on improving growth of stockholder value through profitable revenue growth. Our 2025 annual incentive plan for corporate executives was based on achieving a combination of two financial measures, corporate EBIT of $725.2 million and corporate net sales of $3,884.3 billion. The goal of the plan was to keep our management focused on providing value to stockholders by incorporating both a profitability measure and a growth measure. Eighty percent (80%) of the incentive opportunity was based on EBIT and twenty percent (20%) on net sales. EBIT is calculated by subtracting our cost of goods sold and operating expenses from revenue before interest and taxes. Net sales is calculated by subtracting returns, allowances and discounts from gross sales. The PCC took into account market practice in the choice and number of measures, and we believe that limiting the net sales measure to twenty percent (20%) of the total incentive opportunity mitigates the risk of executives focusing on growth at the expense of profitability. We expect to use these financial measures for 2026.

We achieved 99.6% of the corporate EBIT incentive bonus target and 93.0% of the corporate net sales incentive bonus target, for an overall corporate bonus achievement of 98.3%. Accordingly, the named executive officers were awarded incentive compensation bonuses set forth in the table below.

36  A. O. Smith Corporation

Executive Compensation

2025 Annual Incentive Awards

Name	Amount

Stephen M. Shafer[1]	$1,068,000

Kevin J. Wheeler	1,327,000

Charles T. Lauber	530,000

James F. Stern	461,000

Ming Cheng[2]	136,000

Christopher T. Howe[3]	65,000

1	Mr. Shafer was promoted to president and chief executive officer on July 1, 2025; his annual incentive was prorated for the base salary and bonus target changes associated with his promotion.

2	Mr. Cheng joined the company on July 7, 2025; his annual incentive was prorated for the portion of the year he worked for A. O. Smith.

3	Mr. Howe joined the company on October 8, 2025; his annual incentive was prorated for the portion of the year he worked for A. O. Smith.

Long-Term Incentive Compensation

Long-term incentive compensation consists of restricted stock units, performance cash and performance stock, all of which are focused on ensuring sustained performance or achievement of strategic goals over a multi-year period. We believe strongly that equity-based long-term incentives effectively link the interests of senior management to the interests of our stockholders. The allocation of total value between each of the long-term incentive components may vary from year-to-year based on our focus, as determined by the PCC. The long-term incentive portion of an executive’s compensation is “at risk” and is dependent upon corporate performance and growth in stock value.

The stated purpose of the Combined Incentive Compensation Plan, which is the vehicle for awarding long-term incentives, is to provide compensation as an incentive to induce key employees to remain in our employ and to encourage them to secure or increase their stock ownership in our company or to otherwise align their interests with our stockholders. The Combined Incentive Compensation Plan motivates behavior through growth-related incentives to achieve long-range revenue and profitability goals.

The total target value of all long-term incentive components is compared to comparable positions in the marketplace. Again, the PCC utilizes WTW to assist in benchmarking against the median level of surveyed companies to determine market competitive long-term incentive targets for executive positions.

Based upon the analysis that WTW provided in October 2024 the long-term incentive grants to our named executive officers were valued in the aggregate at 109% of market median. Mr. Shafer received two grants in 2025: the first, valued at $3,120,000 during our regular grant cycle in February 2025, and a second grant valued at $1,000,000 on July 1, 2025 in recognition of his new role as president and chief executive officer. The 85% market value shown for Mr. Shafer reflects the market position of the combined 2025 grants with respect to his new role.

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Executive Compensation

The following table shows long-term incentive grants to named executive officers in 2025, and compares such grants to market median.

Name	2025 Long-Term Incentives Target Value	Target Long-term Incentive to Market Median

Stephen M. Shafer	$4,120,000	85%

Kevin J. Wheeler	5,665,000	118%

Charles T. Lauber	1,450,000	109%

James F. Stern	1,075,000	117%

Ming Cheng[1]	250,000	106%

Christopher T. Howe[2]	134,000	103%

1

In addition to the annual grant amount shown in the table, Mr. Cheng also received a special one-time grant of $1,600,000 in restricted stock units to account for equity awards he forfeited to join the company in July 2025. The restricted stock units will vest on July 7, 2028. The target value of the annual grant shown in the table is prorated for the period of the year in which Mr. Cheng was employed by us. The full value of the benchmarked annual grant would be $500,000.

2

In addition to the annual grant amount shown in the table, Mr. Howe also received a special one-time grant of $1,500,000 in restricted stock units to account for equity awards he forfeited to join the company in October 2025. The restricted stock units will vest on October 8, 2028. The target value of the annual grant shown in the table is prorated for the period of the year in which Mr. Howe was employed by us. The full value of the benchmarked annual grant would be $575,000,

Emphasis on Performance-Based Awards

Our approach is to structure our awards so that restricted stock units represent 50% of our long-term incentive awards, performance cash 35% and performance stock 15%. All three components have a financial or strategic performance metric associated with them.

Restricted stock units entitle the executive to receive a share of Common Stock for each unit when the restricted stock unit vests. Restricted stock units are time-based but have a minimum performance threshold based on average Return on Equity that must be achieved in order to vest. The average Return on Equity is calculated by dividing net income by stockholder equity, adjusted to exclude certain extraordinary and nonrecurring items, averaged over the three-year vesting period. We use average Return on Equity because we believe it represents a sound measure of our performance that is easily recognized and readily used by investors and that links executive performance to stockholder interest over the three-year performance period of the award. The value to the executive of restricted stock units is dependent upon the value of our Common Stock at the time of vesting. Restricted stock units are used to provide a combination of retention value and incremental performance incentives. For 2025, the minimum average Return on Equity for restricted stock unit payouts was 5%.

Performance cash is valued at $100 per unit at the time of grant. The value to the executive is dependent upon return on invested capital (or ROIC) performance over a three-year vesting period. We calculate ROIC by taking net operating profit after taxes and dividing it by total capital. The 2025 performance cash award uses ROIC to measure how effectively executives manage capital. The goal for achieving 100% of target was based on an average of the company’s last five years of ROIC achievement. The threshold and maximum performance levels were based on a market reference point: the five-year average of median ROIC for the S&P 500 Industrials Index. The threshold for achieving any payout is 125% of this reference point, and the maximum payout is achieved at 225% of the reference point. Target value payouts will be earned at 31.5% performance over the course of the measurement period and a maximum payout of 200% of target will be earned should we return 34% ROIC as a percent of the Cost of Capital between January 1, 2025, and December 31, 2027. As with annual incentive compensation objectives, the PCC sets targets at levels that are difficult to achieve, but with the expectation they are attainable.

38  A. O. Smith Corporation

Executive Compensation

ROIC Achieved	2025 Plan Payout

18.9%	0% – Minimum

31.5%	100% – Target

34.0%	200% – Maximum

Through December 2025, which includes one year of the three-year performance period, the performance cash granted in February 2025 had an estimated value of approximately 86.3% of target value. Through December 2025, which includes two years of the three-year performance period, the performance cash granted in February 2024 had an estimated value of approximately 106.9% of target value.

The 2025 performance stock has a three-year performance and vesting period with payout based on achievement of a waste reduction goal. This goal is based on achievement of a landfill diversion target, defined as reducing 525,000 pounds of waste at our seven largest North American plants through landfill diversion by year-end 2027 from the baseline set in 2024. Because of the time required for data collection, the final measurement period will be the 12 months ending September 30, 2027. Landfill diversion will be achieved through waste reduction, recycling or energy recovery. Achieving the target of 525,000 pounds diverted provides 100% of the target shares, and a diversion of 787,500 pounds will provide the maximum number of shares at 150% of target.

Waste Reduction — thousands of pounds reduced	2025 Plan Payout

0	0%

262.5	50% – Target

525.0	100% – Target

787.5	150% – Maximum

Through November 2025, the latest available period of data, the performance stock we granted in 2025 had an estimated value of approximately 129.8% of shares granted. Through November 2025, the latest available period of data, the performance stock we granted in 2024, based on a water savings goal, had an estimated value of approximately 150% of shares granted.

At target, the combined value of the three components of executive long-term incentives (restricted stock units, performance cash and performance stock) should represent long-term incentive awards levels within a range around market median consistent with the WTW survey, subject to limited exceptions for special circumstances. Based upon the PCC’s October 2025 analysis, target long-term incentives for our named executive officers compared to market median are reflected on the table in the Long-Term Incentive Compensation discussion above.

2026 Long-Term Incentive Award

In 2026, the PCC will follow the same structure for the long-term incentive award as in 2025. The restricted stock unit and performance cash components of the 2026 long-term incentive award will comprise 50% and 35% of the award, respectively, however the performance criteria setting process for the performance cash award differs from the 2025 award.

While the 2026 performance cash award will use a target based on ROIC, the ROIC target will be based on an annual target set during the 2026 financial planning process rather than using the prior five-year look back method. This annual target setting will consider current year performance, the plan for the upcoming year, and known strategic decisions. This new approach reflects the company’s focus on its new strategic priorities. The PCC is also changing the approach for setting the threshold and maximum levels. Based on market information provided by WTW regarding plans using ROIC targets, the PCC set the performance threshold at six percentage points below the target for a 50% payout and the maximum at three percentage points above target for a 200% payout.

The 2026 performance stock will again have a three-year performance period based on a strategic sustainability goal and will constitute 15% of the total long-term incentive. The goal for the 2026 award will be a sustainability

2026 Proxy Statement  39

Executive Compensation

through innovation goal based on a new product vitality index (NVPI). We define NVPI as new product revenue divided by total company revenue, and the goal will be to achieve a NVPI of 12% in the third year of the performance period compared with the baseline period of 2025. At the threshold NVPI of 9%, participants will receive 50% of the target shares. Achieving the target NVPI of 12% provides 100% of the target shares, and an NVPI of 15% will provide the maximum number of shares at 150% of target.
Payout of 2023-2025 Performance Cash and Performance Stock
Performance cash awarded in February 2023 for the period 2023-2025 was paid in February 2026. This award was based upon ROIC for the three-year period (2023-2025). The cash units originally were valued at $100 per unit. Based upon our performance during the measurement period, our ROIC exceeded the target by 1.15%, which resulted in the performance cash being paid out at 122.1% of the target value.
Performance stock awarded in February 2023 for the period 2023-2025 was released in February 2026. This award was based upon the company’s greenhouse gas intensity reduction goal. This goal of a 10% reduction in intensity from the baseline set in 2019 by year-end
2025 was established in the company’s 2020 CRS Report. Based upon our performance by year end 2025, our intensity reduction was 32.77%, surpassing the maximum of 25%, which resulted in 150% of the target performance stock being released.
Timing of Awards
We generally award long-term incentive grants annually in February, shortly after we release earnings for the prior year, although such timing may change from year to year. The PCC also may consider and approve interim or mid-year
grants, or grants made on another basis, from time to time based on business needs, changing compensation practices or other factors, at the discretion of the PCC. The chief executive officer has the authority to implement midyear equity grants as they relate to senior management employee promotions and new hires to align the employees as quickly as possible to stockholder interests and to make equity adjustments if circumstances warrant. This authority does not include midyear grants for executive officers. Neither the PCC nor the chief executive officer takes into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed, nor do we intend to time, the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Share Ownership Guidelines
We have developed share ownership guidelines requiring minimum levels of Common Stock accumulation and ownership, depending on the executive’s position. Current ownership guidelines applicable to current named executive officers are as follows, based on the average stock price in the prior year:

Executive	Guideline (Multiple of base salary)

Stephen M. Shafer	5

Kevin J. Wheeler	5

Charles T. Lauber	3

James F. Stern	3

Ming Cheng	3

Christopher T. Howe	3

We target these ownership guidelines to be competitive with comparable positions in the marketplace. They also are intended to align executive interests with those of our stockholders. The PCC periodically monitors ownership guidelines to ensure they are consistent with the market and makes adjustments, as appropriate. We expect executives to achieve these ownership guidelines within a reasonable period of time after becoming an executive at our company. Once achieved, the level of ownership must be maintained. Including granted but unvested restricted stock units, all named executive officers with the exception of Mr. Shafer are in compliance with the ownership guidelines. Mr. Shafer’s guideline increased to five times his base salary in 2026, and he is on track to meeting his share ownership guideline.

  A. O. Smith Corporation

Executive Compensation

Consideration of Risk in Executive Compensation Plans

We believe our total compensation package mitigates unreasonable risk-taking by our senior executives. In this regard, we strike a balance between short-term and long-term cash and equity awards. A significant portion of our executives’ pay is linked to the achievement of financial goals directly aligned to stockholder interests: EBIT, net sales, ROIC and Return on Equity. The competitive annual incentive plan rewards executives for achieving short-term performance targets, which keeps them focused on day-to-day business fundamentals. On the other hand, our long-term cash and equity awards incent executives to take a long-term view of our company and to assume reasonable risks to develop new products, explore new markets and expand existing businesses.

Further, our executives are stockholders with established share ownership guidelines requiring them to acquire and hold A. O. Smith stock. Their stock grants vest over three-year periods so they are incented to build stockholder value over time. Their performance cash awards also are subject to vesting over a three-year period, and their payout is tied to ROIC over the same period of time.

Our performance-based pay components are tied to company-wide results. We have implemented caps on our annual cash incentive plan, long-term performance cash and performance stock. Our equity programs limit and define the number of shares, but the value of the award is determined by the stock market at the time they vest or are exercised, which we believe provides a strong connection with stockholder interests.

The PCC reviewed the company’s annual and long-term incentive plans at the PCC’s July 2025 meeting and discussed with WTW any changes over the last year that could impact risk. The PCC concluded that no plan changes were implemented in 2025 that would affect the existing risk profile of any of the plans. As a result of its review, the PCC concluded that our program is unlikely to place the company at material risk. In this regard, several of our current practices effectively mitigate risk and promote performance.

In addition, we maintain a Recoupment Policy for Incentive Compensation, which complies with the SEC’s and the NYSE’s clawback policy requirements and requires us to recover from executive officers incentive compensation erroneously awarded in the event of a material accounting restatement. We believe this policy, discussed in greater depth in the section of the Compensation Discussion and Analysis entitled, “Clawbacks – Recoupment Policy for Incentive Compensation,” mitigates the risk of a financial restatement by helping to ensure that our executive officers monitor and maintain the accuracy of our reported financial results and adhere to our Guiding Principles.

Executive Life Insurance

The A. O. Smith Executive Life Insurance Plan is a program intended to provide income security for a named beneficiary in the event of death. The plan generally provides a life insurance benefit equal to three times the executive’s annual base salary during employment and one times the annual base salary after retirement. We may at our discretion transfer ownership of the post-retirement policy equivalent of one times annual base salary to an executive upon retirement.

In 2019, the PCC reviewed and approved freezing and grandfathering the value of the active and post-retirement life insurance at the three times and one times levels described above for executives currently in the life insurance program. Messrs. Wheeler, Lauber and Stern are eligible for a grandfathered life insurance benefit. All new executives, including Messrs. Shafer, Cheng and Howe, will be eligible for a life insurance benefit equal to two times annual base salary during employment.

Executive Retirement Benefits

The retirement plans provided to our executives are consistent with our philosophy of providing competitive retirement benefits for all employees to attract and retain critical talent, as well as ensure a secure retirement for employees who contributed to our success over a sustained period of time.

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Executive Compensation

Executive retirement benefits are provided in one of two ways, depending on when the executive became eligible. Executives hired or promoted into a qualifying executive position prior to July 2010, are covered by a non-qualified supplemental executive retirement plan. This plan was intended to supplement a defined benefit plan that was closed to new entrants in 2010, stopped accruing benefits in 2014 and terminated in 2021. The non-qualified executive retirement plan was not terminated, and benefits under the non-qualified plan will be paid following an executive participant’s termination of employment. The only executive in the non-qualified supplemental executive retirement plan is Mr. Stern. Executives hired or promoted into a qualifying executive position after July 2010 do not participate in the supplemental executive retirement plan, but are eligible to participate in a defined contribution restoration plan described in the “Defined Contribution Retirement Savings Plan” section below. Messrs. Shafer, Wheeler, Lauber, Cheng and Howe participate in the defined contribution restoration plan.

A detailed discussion of terms of the defined benefit plans follows the “Pension Benefits” Table.

Defined Contribution Retirement Savings Plan

We have a defined contribution 401(k) plan, the A. O. Smith Retirement Security Plan, for all U.S. salaried employees, including the named executive officers. We contribute a 100% match on the first 1% of employee savings and a 50% match on the next 5% of employee savings. We also provide a company contribution under the A. O. Smith Non-qualified Deferred Compensation Plan to executives who contributed the maximum eligible tax-deferred employee contributions allowed by law to the 401(k) plan. The amount of the company contribution to the eligible executives under the Non-qualified Deferred Compensation Plan is the difference between the match the executive would have received without the restrictions placed on compensation eligible for contributions to the 401(k) plan by the Internal Revenue Code and the actual match received under the 401(k) plan.

Under the A. O. Smith Retirement Security Plan, we also make an annual nonmatching company contribution to eligible employees of 3% of employee base salary and bonus up to the compensation limits specified in the Internal Revenue Code. Additionally, the A. O. Smith Non-qualified Deferred Compensation Plan includes a defined contribution restoration component for executives who are not eligible for the supplemental executive retirement plan. They receive an annual company contribution under the A. O. Smith Non-qualified Deferred Compensation Plan of 3% of pay (base plus bonus) based on pay above the Internal Revenue Code pay limit. Messrs. Shafer, Wheeler, Lauber, Cheng and Howe participate in this defined contribution restoration component.

A discussion of the A. O. Smith Non-qualified Deferred Compensation Plan, under which executives may elect to defer all or part of their salary, annual incentive bonus or restricted stock units, follows the “Non-qualified Deferred Compensation” Table.

Executive Perquisites

We provide a perquisite allowance to our senior executives, paid semimonthly. In 2016, the PCC reviewed and approved freezing and grandfathering the value of the perquisite allowance at the current amount for executives currently in the perquisite allowance program. All new executives will be eligible for the executive physical program and reimbursement for tax planning and preparation services, but will not receive a semimonthly perquisite allowance. Messrs. Wheeler, Lauber and Stern are grandfathered and receive perquisite allowances; Messrs. Shafer, Cheng and Howe are not eligible for perquisite allowances. Perquisite allowances for the named executive officers are:

Executive	Annual Allowance

Stephen M. Shafer	$0

Kevin J. Wheeler	40,000

Charles T. Lauber	35,000

James F. Stern	40,000

Ming Cheng	0

Christopher T. Howe	0

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Executive Compensation

In addition to the grandfathered perquisite allowance, executives may receive executive physicals, reimbursement for spousal travel to Board or executive meetings, including, on an infrequent basis, spousal travel on the corporate aircraft for such purpose, occasional tickets to sporting events and other items of incidental value.

Severance Plan

The named executive officers participate in the A. O. Smith Senior Leadership Severance Plan (the “Plan”), which protects executives financially in the event of employment termination in circumstances identified in the Plan, including a change in control of our company. These protections help to ensure that executives will remain focused on managing our company in the event of a pending change in control or other circumstances. Furthermore, this Plan provides a more attractive compensation package when recruiting key talent. Lastly, instead of negotiating individual separation arrangements upon a termination, the PCC can ensure consistent and equitable treatment for all executives.

The Plan provides each executive with a cash severance (represented as a multiple of their annual cash compensation), medical benefit continuation and outplacement services. Additionally, vesting of long-term incentive awards is accelerated in certain cases. To be covered by the Plan, an executive must sign a noncompete, non-solicitation, assignment of inventions and confidentiality agreement. To receive these benefits, an executive must sign a release from future claims against our company. The Plan also provides for enhanced cash severance benefits upon a change in control, as discussed below. We do not have any individual employment agreements with named executive officers.

Tax Considerations

The PCC considers its primary goal to be the design of compensation strategies that further the economic interests of our company and stockholders.

Under Section 162(m) of the Internal Revenue Code, any compensation that we pay to covered employees pursuant to compensation arrangements, even if performance-based, counts towards the $1,000,000 deduction limit. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, we anticipate that some of the compensation that we provide to our executive officers may not be deductible.

Prohibition on Hedging and Pledging

We have a policy that prohibits all directors, officers and employees from entering into transactions that hedge or pledge our company’s securities. Without limitation, the prohibition on hedging includes the purchase of any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our company’s securities.

2026 Proxy Statement  43

Executive Compensation

Clawbacks – Recoupment Policy for Executive Compensation

We maintain a Recoupment Policy for Incentive Compensation that complies with the SEC’s and NYSE’s clawback policy requirements under section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) by requiring us to recover incentive-based compensation erroneously awarded to executive officers due to material accounting restatements. The policy also provides the company with discretion to recover incentive compensation beyond SEC and NYSE requirements in two ways: (i) it can be applied globally to all employees who receive equity-based incentive compensation under the company’s Combined Incentive Compensation Plan in the event of a material accounting restatement, and (ii) it can be applied globally to all employees who engage in any conduct or have direct knowledge that another person has engaged in any conduct that is materially adverse to the company and fails to take appropriate action on the basis of such knowledge. The conduct described in (ii) includes, but is not limited to, conduct that warrants or could warrant the covered employee’s dismissal; or is a violation of the company’s Guiding Principles, or any law, regulation or listing standard, whether or not such detrimental conduct results in criminal prosecution or sanctions against the covered employee.

The PCC believes that implementing this policy for all awards issued under our various incentive plans, including our Combined Incentive Compensation Plan, is important to help ensure that our executive officers monitor and maintain the accuracy of our reported financial results and comply with all regulations and our code of conduct. Further, the PCC believes that this policy aligns our executive officers’ compensation with our interests in ensuring full compliance with financial reporting requirements to which we are subject as a public company and our commitment to conduct business in compliance with all legal requirements and our Guiding Principles. We believe this policy will further align our executive compensation programs with our core compensation philosophy and objectives by tying payments on performance awards and annual incentive compensation to actual achieved financial results of our company and our culture of compliance, which will further serve our long-term objective of aligning compensation of our executive officers with the interests of our stockholders.

44  A. O. Smith Corporation

Executive Compensation

Summary Compensation Table

The Summary Compensation Table reflects information concerning compensation awarded to, earned by or paid to our chief executive officer, chief financial officer and other named executive officers during fiscal years 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)[3]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)[4]	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[6]	Total ($)

Stephen M. Shafer[7] President and Chief Executive Officer	2025 2024 2023	$965,750 712,500	$0 0	$2,678,044 3,950,213	$0 0	$1,068,000 491,000	$0 0	$248,656 432,523	$4,960,450 5,586,236 0

Kevin J. Wheeler Executive Chairman	2025 2024 2023	1,079,500 1,120,000 1,076,500	0 0 0	3,682,036 3,477,378 3,146,180	0 0 0	3,396,000 2,779,000 3,889,000	0 0 0	338,293 289,794 236,976	8,495,829 7,666,172 8,348,656

Charles T. Lauber Executive Vice President and Chief Financial Officer	2025 2024 2023	673,800 651,000 626,000	0 0 0	942,617 893,651 825,486	0 0 0	1,073,000 833,000 1,263,000	0 0 0	137,924 132,955 115,753	2,827,341 2,510,606 2,830,239

James F. Stern Executive Vice President, Corporate Development, Strategy, and Secretary	2025 2024 2023	668,600 646,000 621,000	0 0 0	698,611 663,149 597,882	0 0 0	855,000 658,000 979,000	523,471 174,388 613,108	119,179 101,861 100,126	2,864,861 2,243,398 2,911,116

Ming Cheng[8] Senior Vice President and Chief Technology Officer	2025 2024 2023	230,307	100,000	1,762,511	0	136,000	0	255,773	2,484,591 0 0

Christopher T. Howe[9] Senior Vice President and Chief Digital Information Officer	2025 2024 2023	109,754	0	1,587,287	0	65,000	0	11,499	1,773,540

1	Includes amounts earned in 2025, even if deferred.

2	In 2025, Mr. Cheng received a signing bonus of $100,000 to account for bonus compensation he forfeited to join the company in July 2025.

3

The amounts included in the “Stock Awards” column are the aggregate grant date fair value of stock awards granted during a year calculated in accordance with FASB ASC Topic 718. The values reflect the grant date fair value of restricted stock units and the grant date fair value of performance stock at target performance, which, for 2025 respectively, for each named executive officer are as follows: Mr. Shafer, $2,060,009 ($1,560,002 for his annual grant and $500,007, for a special grant upon his promotion to chief executive officer) and $618,035 ($468,033 for his annual grant and $150,002 for a special grant upon his promotion to chief executive officer); Mr. Wheeler, $2,832,436 and $849,600; Mr. Lauber, $725,140 and $217,477; Mr. Stern, $537,469 and $161,142; Mr. Cheng, $1,725,119 ($125,092 for his annual grant and $1,600,027 for a special grant upon joining the company) and $37,392; and Mr. Howe, $1,567,019 ($66,848 for his annual grant and $1,500,171 for a special grant upon joining the company) and $20,268. With respect to the 2025 performance stock grant, the maximum performance level values at the grant date fair value are: Mr. Shafer, $927,053; Mr. Wheeler, $1,274,400; Mr. Lauber, $326,216; Mr. Stern, $241,713; Mr. Cheng, $56,088 and Mr. Howe, $30,402. For a discussion of valuation assumptions, see Note 12 to our 2025 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. See the Grants of Plan-Based Awards Table for more information on stock awards granted in 2025.

4

The amounts shown for 2025 reflect the annual incentive bonus for 2025 and performance cash for the period 2023 to 2025, which, respectively, for each named executive officer are as follows: Mr. Shafer, $1,068,000 and $0; Mr. Wheeler, $1,327,000 and $2,069,000; Mr. Lauber, $530,000 and $543,000; Mr. Stern, $461,000 and $394,000; Mr. Cheng, $136,000 and $0; and Mr. Howe, $65,000 and $0. Mr. Shafer joined the company in 2024 and was not eligible for a 2023 performance cash award. Messrs. Cheng and Howe joined the company in 2025 and were not eligible for a 2023 performance cash award.

5

The 2025 amounts reflect the net change in the actuarial present value of the pension benefit for Mr. Stern who participates in the Executive Supplemental Pension Plan. Messrs. Shafer, Wheeler, Lauber, Cheng and Howe do not participate in a pension plan.

6	Additional information regarding other compensation as provided in the “Components of 2025 All Other Compensation” Table below.

7	Mr. Shafer joined the company on March 18, 2024.

8	Mr. Cheng joined the company on July 7, 2025.

9	Mr. Howe joined the company on October 8, 2025.

2026 Proxy Statement  45

Executive Compensation

Components of 2025 All Other Compensation

Name	Company Contributions to Retirement and 401(k) Plans ($)[1]	Dividends on Restricted Stock and Stock Units ($)[2]	Perquisite Allowance ($)[3]	Other ($)[4]	Total ($)

Stephen M. Shafer	$77,504	$101,940	$0	$69,212	$248,656

Kevin J. Wheeler	99,148	189,304	40,000	9,841	338,293

Charles T. Lauber	50,077	48,966	35,000	3,881	137,924

James F. Stern	33,901	35,998	40,000	9,280	119,179

Ming Cheng	9,284	18,148	0	228,341	255,773

Christopher T. Howe	3,464	8,035	0	0	11,499

1

Amounts shown are company 401(k) plan matching contribution and contribution to the A. O. Smith Non-qualified Deferred Compensation Plan. For 2025, Messrs. Shafer, Wheeler, Lauber and Stern received a $12,250 company 401(k) plan matching contribution; Mr. Cheng received a $2,375 matching contribution; and Mr. Howe received a $3,464 matching contribution. Messrs. Shafer, Wheeler, Lauber and Stern received a $10,500 company 401(k) plan nonmatching contribution and the following Non-qualified Deferred Compensation Plan contributions: Mr. Shafer, $54,754; Mr. Wheeler, $76,398; Mr. Lauber, $27,327; Mr. Stern, $11,151; AND Mr. Cheng received a $6,909 company 401(k) plan nonmatching contribution and did not receive a Non-qualified Deferred Compensation Plan contribution, as his earnings did not exceed the Internal Revenue Code pay limit. Mr. Howe, who joined the company on October 8, did not have enough service hours in 2025 to receive a 401(k) nonmatching contribution or Non-qualified Deferred Compensation Plan contribution.

2	Dividends on deferred restricted stock and restricted stock units are credited to the executive officer’s account in the A. O. Smith Non-qualified Deferred Compensation Plan.

3	Perquisite allowances received by Messrs. Wheeler, Lauber and Stern, as discussed in greater depth in the “Executive Perquisites” section of the Compensation Discussion and Analysis.

4

Amounts shown for 2025 include the costs of (a) payments for life insurance premiums for Messrs. Wheeler, Lauber and Stern; (b) executive physicals, if taken; (c) spousal travel expense reimbursement for Messrs. Shafer, Wheeler, Lauber and Stern; (d) spousal travel on the corporate aircraft for Messrs. Shafer, Wheeler, Cheng and Howe; and (e) relocation benefits of $52,922 for Mr. Shafer, who joined the company in March 2024 and $223,607 for Mr. Cheng, who joined the company in July 2025. The spousal travel during 2025 consisted of travel by the spouse of the named executive officer on the corporate aircraft on a previously scheduled flight to a destination for a Board or executive meeting, resulting in minimal, if any, incremental cost to the company. The relocation benefits for Messrs. Shafer and Cheng were paid in accordance with our relocation policy, which applies to every employee relocated at our expense.

46  A. O. Smith Corporation

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Grants of Plan-Based Awards

The table below reflects the plan-based awards made under the Combined Incentive Compensation Plan to each of the named executive officers during 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stock or Units (#)[2]	Grant Date Fair Value of Stock and Option Awards ($)[3]
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Stephen M. Shafer	2/10/2025	[4]	0	$1,086,469	$2,172,938

	2/10/2025	[5]	0	1,092,000	2,184,000

	7/1/2025	[5]		350,000	700,000

	2/10/2025					0	7,145	10,718		$468,033

	7/1/2025					0	2,235	3,353		150,002

	2/10/2025								23,815	1,560,002

	7/1/2025								7,450	500,007

Kevin J. Wheeler	2/10/2025	[4]	0	1,983,000	2,698,750

	2/10/2025	[5]	0	507,500	3,966,000

	2/10/2025					0	12,970	19,455		849,600

	2/10/2025								43,240	2,832,436

Charles T. Lauber	2/10/2025	[4]	0	539,040	1,078,080

	2/10/2025	[5]	0	507,500	1,015,000

	2/10/2025					0	3,320	4,980		217,477

	2/10/2025								11,070	725,140

James F. Stern	2/10/2025	[4]	0	468,020	936,040

	2/10/2025	[5]	0	376,500	753,000

	2/10/2025					0	2,460	3,690		161,142

	2/10/2025								8,205	537,469

Ming Cheng	7/7/2025	[4]	0	138,184	131,704

	7/7/2025	[5]	0	87,500	456,000

	7/7/2025					0	550	825		37,392

	7/7/2025								25,375	1,725,119

Christopher T. Howe	10/8/2025	[4]	0	65,852	131,704

	10/8/2025	[5]	0	47,000	94,000

	10/8/2025					0	285	428		20,268

	10/8/2025								22,035	1,567,019

1

Amounts reflect the threshold, target and maximum number of shares of performance stock that each named executive officer can earn under the Combined Incentive Compensation Plan for the period 2025-27. The grant date fair value of these awards was $65.505 for the February 10, 2025, grant per share of performance stock, based upon the average of the highest and lowest price on the date of grant. Mr. Shafer received an additional award upon his promotion to chief executive officer on July 1, 2025, and the fair market value for his grants on that date was $67.115, based upon the average of the highest and lowest price on the date of the grant. Mr. Cheng joined the company on July 7, 2025, and the fair market value for his grants on that date was $67.985. Mr. Howe joined the company on October 8, 2025, and the fair market value for his grants on that date was $71.115. No dividends are paid on unvested performance stock. The actual number of stock units vesting is dependent upon company performance on a waste reduction goal over the three-year vesting period as more fully explained under “Compensation Discussion and Analysis – Long-Term Incentive Compensation.”

2026 Proxy Statement  47

Executive Compensation

2

Shows the number of restricted stock units granted to each named executive officer in 2025 under the Combined Incentive Compensation Plan. Restricted stock units vest three years from the grant date, except in the event of dismissal or voluntary resignation prior to vesting, if not retirement eligible. The grant date fair value of these awards was $65.505 for the February 10, 2025, grant per restricted stock unit, based upon the average of the highest and lowest price on the date of grant. Mr. Shafer was issued an additional grant upon his promotion to chief executive officer on July 1, 2025, and the fair market value for his grants on that date was $67.115, based upon the average of the highest and lowest price on the date of the grant. Mr. Cheng joined the company on July 7, 2025. Mr. Cheng’s restricted stock units grant includes 1,840 units representing his regular annual grant and an additional 23,535 units to account for equity awards he forfeited to join A. O. Smith. Mr. Howe joined the company on October 8, 2025. Mr. Howe’s restricted stock units grant includes 940 units representing his regular annual grant and an additional 21,095 units to account for equity awards he forfeited to join A. O. Smith. Dividends on restricted stock units are credited to the named executive officer’s account in the A. O. Smith Non-qualified Deferred Compensation Plan.

3

The value of the restricted stock units and performance stock are the aggregate grant date fair value of restricted stock units and performance stock granted during a year calculated in accordance with FASB ASC Topic 718.

4

Amounts reflect the target and maximum awards that each named executive officer could have earned under the Combined Incentive Compensation Plan for annual incentive bonus for 2025. Messrs. Cheng and Howe joined the company on July 7, 2025 and October 8, 2025, respectively; their bonus values are prorated based on the portion of the year that they worked at A. O. Smith.

5

Amounts reflect the target and maximum awards that each named executive officer can earn under the Combined Incentive Compensation Plan as performance cash units for the period 2025-2027. Performance cash units have a value of $100 per unit at time of grant. The actual value of performance cash units is dependent upon ROIC performance over the three-year vesting period, as more fully explained under “Compensation Discussion and Analysis – Long-Term Incentive Compensation.”

48  A. O. Smith Corporation

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Outstanding Equity Awards at December 31, 2025

The table below reflects all outstanding equity awards made under the Combined Incentive Compensation Plan to each of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]

Stephen M. Shafer	0 0 0	0 0 0				40,425 23,815 7,450	$2,703,624 1,592,747 498,256	5,200 7,145 2,235	$347,776 477,858 149,477

Kevin J. Wheeler	14,675 24,435 16,755 79,240 161,985 98,920 86,260	0 0 0 0 0 0 0		$50.160 61.760 57.465 49.420 42.390 60.820 74.265	02/13/27 02/12/28 09/01/28 02/11/29 02/10/30 02/08/31 02/07/32	36,045 33,015 43,240	2,410,690 2,208,043 2,891,891	10,815 9,905 12,970	723,307 662,446 867,434

Charles T. Lauber	7,590 7,775 12,190 8,985 36,850 25,910 22,505	0 0 0 0 0 0 0		50.160 61.760 49.420 52.680 42.390 60.820 74.265	2/13/2027 2/12/2028 2/11/2029 5/1/2029 2/10/2030 2/8/2031 2/7/2032	9,460 8,485 11,070	632,685 567,477 740,362	2,835 2,545 3,320	189,605 170,210 222,042

James F. Stern	15,180 15,550 22,400 30,775 17,900 16,410	0 0 0 0 0 0		50.160 61.760 49.420 42.390 60.820 74.265	02/13/27 02/12/28 02/11/29 02/10/30 02/08/31 02/07/32	6,850 6,295 8,205	458,128 421,010 548,750	2,055 1,890 2,460	137,438 126,403 164,525

Ming Cheng	0	0				25,375	1,697,080	550	36,784

Christopher T. Howe	0	0				22,035	1,473,701	285	19,061

1	All previously granted options are exercisable. No stock options were granted in 2025.

2

Mr. Shafer will vest in 40,425 restricted stock units on March 18, 2027; 23,815 restricted stock units on February 10, 2028; and 7,450 restricted stock units on July 1, 2028. Mr. Wheeler will vest in 36,045 restricted stock units on February 13, 2026; 33,015 restricted stock units on February 12, 2027; and 43,240 restricted stock units on February 10, 2028. Mr. Lauber will vest in 9,460 restricted stock units on February 13, 2026; 8,485 restricted stock units on February 12, 2027 and 11,070 restricted stock units on February 10. 2028. Mr. Stern will vest in 6,850 restricted stock units on February 13, 2026; 6,295 restricted stock units on February 12, 2027; and 8,205 restricted stock units on February 10, 2028. Mr. Cheng will vest in 23,375 restricted stock units on July 7, 2028. Mr. Howe will vest in 22,035 restricted stock units on October 8, 2028.

3	Market value determined by the NYSE closing market price of $66.88 on December 31, 2025, the last trading day of the fiscal year.

4

The number of shares of performance stock shown in this column reflects the maximum performance level for the 2023-2025, 2024-2026 and 2025-2027 awards. At target, the number of units vesting on December 31, 2025 are: Mr. Wheeler, 10,815; Mr. Lauber, 2,835; and Mr. Stern 2,055. The number of units that would vest at target on December 31, 2026 are: Mr. Shafer, 5,200; Mr. Wheeler, 9,905; Mr. Lauber, 2,545; and Mr. Stern, 1,890. The number of units that would vest at target on December 31, 2027 are Mr. Shafer, 9,380; Mr. Wheeler, 12,970; Mr. Lauber, 3,320; Mr. Stern, 2,460; Mr. Cheng, 550; and Mr. Howe, 285.

2026 Proxy Statement  49

Executive Compensation

Option Exercises and Stock Vested

The following table provides information related to options exercised and stock vested for each of the named executive officers during fiscal year 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]

Stephen M. Shafer	0	$0	0	$0

Kevin J. Wheeler	22,200	878,794	20,440	1,341,886

Charles T. Lauber	2,933	114,739	5,330	349,915

James F. Stern	0	0	3,890	255,379

Ming Cheng	0	0	0	0

Christopher T. Howe	0	0	0	0

1	Based on NYSE closing price of the Common Stock on the vesting date.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

James F. Stern	Executive Supplemental Pension Plan	18.59	$3,781,956	$0

Executive retirement benefits are provided in one of two ways, depending on when the executive became eligible. Executives hired or promoted to a qualifying position after July 2010 participate in the defined contribution component under the A. O. Smith Non-qualified Deferred Compensation Plan that provides an annual contribution of 3% of pay (base salary plus annual bonus) based on compensation above the Internal Revenue Code limit that applies to qualified retirement plans. Messrs. Shafer, Wheeler, Lauber, Cheng and Howe participate in this defined contribution restoration component.

Executives hired or promoted into a qualifying executive position prior to July 2010, are covered by the A. O. Smith Corporation Executive Supplemental Pension Plan, a non-qualified supplemental executive retirement plan. This plan was intended to supplement a defined benefit plan that was closed to new entrants in 2010, stopped accruing benefits in 2014, and terminated in 2021. Mr. Stern is the only remaining active participant in the Executive Supplemental Pension Plan.

The Executive Supplemental Pension Plan provides a benefit equivalent to 1.65% of the executive’s five-year final average pay times years of credited service up to a 40-year maximum, less the qualified plan benefit as calculated under the closed, and now terminated, A. O. Smith Retirement Plan, and also reduced by the amount of the monthly benefit that would have accrued under the A. O. Smith Retirement Plan had benefits not stopped accruing on December 31, 2014. The termination of the A. O. Smith Retirement Plan does not affect the amount, or timing of payment, of benefits under the A. O. Smith Corporation Executive Supplemental Pension Plan.

To be eligible for benefits under the Executive Supplemental Pension Plan, the executive must remain employed until at least age 57 and must have 10 years of service. Mr. Stern is currently eligible for benefits once he retires; he is currently eligible for retirement. If the executive retires before age 65, then the benefit payable is reduced by 6.67% per year between the age at retirement and age 64 (also called the unreduced retirement age). The

50  A. O. Smith Corporation

Executive Compensation

retirement benefit under the Executive Supplemental Pension Plan is paid as a single lump sum to the executive upon retirement. The lump-sum amount is calculated by determining the amount necessary (on an after-tax basis to the executive) to purchase a commercial annuity that will provide a monthly amount equivalent to the after-tax amount the executive would receive if the monthly pension would be paid directly by us. If an executive retires early, the single lump-sum amount to be paid from the Executive Supplemental Pension Plan is calculated based upon the unreduced benefit commencing at the unreduced retirement age discounted for interest between the unreduced retirement age and the executive’s age at early retirement using the after-tax yield on the Bloomberg Barclays Capital U.S. Corporate Index. To calculate the “Present Value of Accumulated Benefit” for the benefit under the Executive Supplemental Pension Plan, assumptions are made regarding the executive’s tax rate at retirement and post-retirement tax rate and an annuity purchase interest rate (currently 5.1%). As an offset to a portion of the lump-sum payment obligation to the executive, we may transfer life insurance policies to the executive valued at the cash surrender value of the life insurance policies.

The “Present Value of Accumulated Benefit” set forth in the table above is based on assumptions and valuation dates that are the same as those used for the valuation of pension liabilities in the company’s most recent annual report. Retirement age under the Executive Supplemental Pension Plan is assumed to be the earliest age that an executive can retire with an unreduced benefit, which is age 64 for Mr. Stern. Post-retirement mortality rates are based on the Pri-2012 Retiree Mortality Table (white collar variant), including generational improvements using scale MP2021. The assumption is made that there is no probability of preretirement death or termination by any other cause.

We do not have a policy to grant extra years of service. No current executive officer has additional service granted under a retirement plan.

Non-qualified Deferred Compensation

Name	Executive Contributions in 2025 ($)	Registrant Contributions in 2025 ($)[1]	Aggregate Earnings in 2025 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2025 ($)

Stephen M. Shafer	$0	$156,694	$1,615	$0	$176,372

Kevin J. Wheeler	0	265,702	434,692	0	4,437,281

Charles T. Lauber	134,760	76,293	91,583	0	1,018,205

James F. Stern	0	47,149	842,538	0	6,304,247

Ming Cheng	0	8,035	1	0	8,036

Christopher T. Howe	0	18,148	2	0	18,149

1	All registrant contributions under the A. O. Smith Non-qualified Deferred Compensation Plan in 2025 are also reported in the “Summary Compensation Table.”

Each executive has an account in the A. O. Smith Non-qualified Deferred Compensation Plan, which each year is credited with supplemental company contributions and notional dividend equivalents on restricted stock and restricted stock units. The executive’s account is a bookkeeping entry only. Amounts credited to the executive’s account are credited with gains and losses each month based on the executive’s crediting election. The crediting election is used to designate the investment fund(s) as the basis for calculating the rate of return equivalent for the executive’s account. The investment funds available under the Non-qualified Deferred Compensation Plan are similar to those available under our 401(k) plan. There are no above-market or preferential earnings under the Deferred Compensation Plan in 2025.

The Non-qualified Deferred Compensation Plan also allows executives to defer payment of all or a part of their base salary, annual incentive bonus or restricted stock units to a future date. Deferred amounts are credited to the

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Executive Compensation

executive’s account in the Non-qualified Deferred Compensation Plan, and gains and losses on the deferred amounts are credited in the same manner as described above for supplemental company contributions and notional dividend equivalents, except that deferrals of restricted stock units are deemed invested in shares of our Common Stock for purposes of determining gains and losses, and dividend equivalents on such restricted stock units are credited in the form of additional restricted stock units.

Executives are eligible to receive payment of amounts in their accounts under the Non-qualified Deferred Compensation Plan beginning upon termination of employment (six months after termination in the case of the amounts credited to accounts on or after January 1, 2005). They may also elect in-service distributions scheduled for a specific date or series of dates.

Termination of Employment and Change in Control Arrangements

No named executive officer at our company has an individual employment contract for a specific period of time. Rather, all executives serve at the pleasure of the Board.

We have a Senior Leadership Severance Plan, in which all of the named executive officers participate. The Board implemented the Senior Leadership Severance Plan to establish financial protection for our executives upon various employment termination scenarios, including a change in control of our company. We believe the Senior Leadership Severance Plan assists in retention of executives and provides a more attractive compensation package when recruiting key talent. Furthermore, instead of negotiating individual separation arrangements upon a termination, the Board can ensure consistent and equitable treatment for all executives through the Senior Leadership Severance Plan.

The Senior Leadership Severance Plan provides that each named executive officer will receive severance benefits upon a “Qualifying Termination” and provides for vesting of certain equity awards upon a “Change in Control.” Under the Senior Leadership Severance Plan:

•	A “Qualifying Termination” is an involuntary termination of employment without “Cause” or a voluntary termination of employment with “Good Reason.”

•

“Cause” means any of the following: conviction or plea of nolo contendere to a felony or crime involving moral turpitude; the executive’s willful and continuing refusal to substantially perform his duties; the executive engages in conduct that constitutes willful gross neglect or willful gross misconduct, or any other material breach of the Confidentiality and Loyalty Agreement by the executive.

•

“Good Reason” means any of the following, without the executive’s consent: our company materially reduces the executive’s base salary; our company requires the executive to be based at a location in excess of 50 miles from his principal job location; material diminution in the executive’s title, authority, duties or responsibilities; the failure of our company or its business unit, as applicable, to obtain the written commitment of a purchaser of substantially all assets of our company or the business unit, to be bound to the terms of the Senior Leadership Severance Plan; or any action or inaction by our company that constitutes a material breach of the Senior Leadership Severance Plan.

•

A “Change in Control” is deemed to have occurred upon: the acquisition of 50% or more of our company’s or relevant business unit’s capital stock entitled to vote in the election of directors (other than acquisitions by certain members of the Smith family); a majority of the members of the Board of Directors of our company as of August 1, 2009 (or succeeding directors elected or nominated by 2/3 of the existing directors) ceasing to be continuing directors at any time; or the consummation of a reorganization, merger, or consolidation resulting in a change in ownership with respect to 50% or more of the relevant entity’s voting securities, or a sale or other disposition of more than 40% of our company’s or the relevant business unit’s assets.

To be covered by the Senior Leadership Severance Plan, named executive officers must sign a noncompete, non-solicitation, assignment of inventions and confidentiality agreement. To receive severance benefits, the named executive officers must sign a release of all claims against our company and its affiliates.

52  A. O. Smith Corporation

Executive Compensation

The Senior Leadership Severance Plan had an initial irrevocable term through July 31, 2013, and automatically renews for successive one-year periods. The Plan will automatically renew for two years upon a Change in Control.

In the event of a Qualifying Termination, Messrs. Shafer (following his appointment as president and chief executive officer) and Wheeler will receive 24 months of continuation of pay. Messrs. Lauber, Stern, Cheng and Howe will receive continuation of pay for 18 months. The continuation of pay will be equal to the executive’s annual salary and target bonus during the year of termination. Each named executive officer will also receive within 2 1/2 months after the end of the year in which the termination occurred a lump-sum payment of the actual bonus based on performance that would have been payable for the year of termination adjusted on a pro rata basis based on days employed during the bonus plan year. Each named executive officer will also receive medical benefit continuation and outplacement (capped at 25% of the executive’s annual base salary) through the Severance Period (the period during which the executive receives salary continuation).

Upon a Qualifying Termination without a Change in Control, long-term incentive awards are treated as follows: (i) any unvested or unearned long-term incentive awards that were granted during the calendar year of the termination date will be forfeited; (ii) unvested stock options become vested on a pro rata basis; (iii) unvested shares of restricted stock and unvested restricted stock units that vest solely on the passage of time that were granted in any calendar year before the termination become vested on a pro rata basis; and (iv) unearned performance shares and performance units, and unearned shares of restricted stock and restricted stock units that vest based on the achievement of performance goals will be paid at the end of the actual performance period on a pro rata basis based on actual performance.

Upon a Qualifying Termination within two years following a Change in Control, the named executive officers will be eligible for an enhanced benefit. The named executive officers, other than Messrs. Shafer (following his appointment as president and chief executive officer) and Wheeler, will receive a lump-sum severance payment equal to 15 months of base salary and target bonus, and a lump-sum payment equal to 9 months of base pay and target bonus in consideration for the noncompete provisions. Messrs. Shafer and Wheeler will receive a lump-sum payment equal to 24 months of base salary and target bonus, and a lump-sum payment equal to 12 months of base pay and target bonus in consideration for the noncompete provisions. Each named executive officer will also receive a lump-sum payment of the target bonus that would have been payable for the year of termination adjusted on a pro rata basis based on days employed during the bonus plan year. The named executive officers also will be eligible to receive continued medical and outplacement benefits during the Severance Period.

Furthermore, upon a Change in Control, long-term incentive awards are treated as follows: (i) unvested stock options become fully vested; (ii) unvested shares of restricted stock and unvested restricted stock units that vest solely on the passage of time become fully vested; and (iii) unearned performance shares and performance units, and unearned shares of restricted stock and restricted stock units that vest based on the achievement of performance goals are paid out at the target amount, adjusted on a pro rata basis based on the time the executive was employed during the relevant performance period. However, if the Change in Control is the result of a sale of our company’s or a relevant business unit’s assets, then the executive will only receive such treatment with respect to his long-term incentive awards if the executive experiences a Qualifying Termination within 24 months of such Change in Control.

We will reimburse the named executive officer for excise tax liability resulting from payments received in connection with his termination following a Change in Control if the executive’s Parachute Payments (as defined under Internal Revenue Code Section 280G) exceed the executive’s safe harbor (as defined under Internal Revenue Code Section 280G) by more than 10%. The company will cap the executive’s total payment if his total net benefit is less than 110% of the executive’s respective safe harbor amount, which we refer to as “Effect of Modified Gross-up Provision” in the table below.

Set forth below are tables showing payments and benefits to each named executive officer upon a Qualifying Termination or a Change in Control and a Qualifying Termination under the Senior Leadership Severance Plan.

2026 Proxy Statement  53

Executive Compensation

We list the estimated amount of compensation payable to each of our named executive officers in each situation in the tables below assuming that a Qualifying Termination or Change in Control and Qualifying Termination occurred at December 31, 2025, and that our Common Stock had a value of $66.88, which was the closing market price for our Common Stock on December 31, 2025. The actual amount of payments and benefits can only be determined at the time of such a Qualifying Termination or Change in Control, and therefore the actual amounts would vary from the estimated amounts in the tables below.

Payments Resulting from a Qualifying Termination December 31, 2025

Name	Severance	Pro rata Bonus[1]	Stock Options	Restricted Stock Units	Performance Units[2]	Performance Stock	Medical Coverage[3]	Outplacement[4]	Total

Stephen M. Shafer	$4,500,000	$1,068,000	$0	$1,577,114	$609,000	$202,847	$14,972	$250,000	$8,221,933

Kevin J. Wheeler	4,500,000	1,327,000	0	7,510,624	3,979,000	1,428,757	13,676	250,000	19,009,057

Charles T. Lauber	1,819,260	530,000	0	1,940,524	1,034,000	372,388	3,897	168,450	5,868,519

James F. Stern	1,704,930	461,000	0	1,427,888	759,000	271,800	11,229	167,150	4,802,997

Ming Cheng	1,140,000	136,000	0	0	0	0	7,050	118,750	1,401,800

Christopher T. Howe	1,140,000	65,000	0	0	0	0	486	118,750	1,324,236

1	Upon a Qualifying Termination or retirement, pro rata bonus is based upon actual performance. The amounts in the table are based on the actual bonus for 2025.

2

Upon a Qualifying Termination, payout is based upon actual performance. The amounts in the table assume the 2023-2025 award will pay out at 122.1% of target and awards for other performance periods will pay out at target.

3	Calculated based on the employer-paid portion of medical and dental insurance for the Severance Period.

4	Calculated at the maximum under the Senior Leadership Severance Plan, 25% of the named executive officer’s base salary.

Payments Resulting from a Change in Control and Qualifying Termination of Employment December 31, 2025

Name	Severance	Pro rata Bonus	Stock Options	Restricted Stock Units	Performance Units	Performance Stock	Medical Coverage[1]	Outplace- ment[2]	Effect of Modified Gross-up Provision[3]	Excise Tax Gross-up	Total

Stephen M. Shafer	$6,750,000	$1,086,469	$0	$2,169,186	$1,104,000	$414,589	$22,458	$250,000	$0	$4,877,806	$16,674,508

Kevin J. Wheeler	6,750,000	1,349,375	0	7,510,624	3,604,000	1,453,369	18,234	250,000	0	8,486,002	29,421,604

Charles T. Lauber	2,425,680	539,040	0	1,940,524	936,000	376,936	5,196	168,450	0	2,320,592	8,712,418

James F. Stern	2,273,240	468,020	0	1,427,888	687,000	276,415	14,972	167,150	0	0	5,314,685

Ming Cheng	1,520,000	138,986	0	275,345	15,000	5,952	9,400	118,750	0	0	2,083,433

Christopher T. Howe	1,520,000	66,370	0	114,164	4,000	1,471	648	118,750	0	0	1,825,403

1	Calculated based on the employer paid portion of medical and dental insurance for the Severance Period.

2	Calculated at the maximum under the Senior Leadership Severance Plan, 25% of the named executive officer’s base salary.

3	Reflects the amount by which payments to an executive will be reduced so that the executive is not required to pay excise tax.

The A. O. Smith Combined Incentive Compensation Plan allows executives who retire to continue to vest stock options, restricted stock units and performance awards on their original vesting schedule. Upon an executive’s retirement, outstanding stock options receive an accelerated expiration of the earlier of the original expiration date or five years from the date of retirement. A retiring executive is entitled to receive a pro rata portion of performance stock and performance cash based on the period of his employment during the three-year performance period

54  A. O. Smith Corporation

Executive Compensation

based on achievement of the performance goals. A retiring executive is also entitled to receive a pro rata portion of annual incentive compensation, based on his period of employment during the performance period and actual performance achieved.

Please refer to the “Pension Benefits” and “Non-qualified Deferred Compensation” Tables above and related narrative for additional information on the present value of accumulated benefits for our named executive officers.

In addition, each of our named executive officers is provided life insurance as discussed in the section, “Executive Life Insurance.” The death benefits payable as of December 31, 2025, are: $2,000,000 for Mr. Shafer; $3,000,000 for Mr. Wheeler; $2,021,400 for Mr. Lauber; $2,005,800 for Mr. Stern; $950,000 for Mr. Cheng; and $950,000 for Mr. Howe. The death benefits payable after retirement are: $1,000,000 for Mr. Wheeler; $673,800 for Mr. Lauber; and $668,600 for Mr. Stern. Messrs. Shafer, Cheng and Howe are not eligible for post-retirement executive life insurance.

2026 Proxy Statement  55

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE

The Personnel and Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based on the Committee’s review and discussion with management, the Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025.

Ronald D. Brown, Chairperson

Victoria M. Holt, Committee Member

Dr. Ilham Kadri, Committee Member

Mark D. Smith, Committee Member

56  A. O. Smith Corporation

PAY VERSUS PERFORMANCE DISCLOSURE
In accordance with SEC rules, we prepared the analysis set forth below of the relationship between the compensation actually paid to our CEO and other named executive officers, and certain financial performance measures over the last five fiscal years.
Pay versus Performance Disclosure Table

	Summary Compensation Table Total for CEO ($) 1		Compensation Actually Paid to CEO ($) 2				Value of Initial Fixed $100 Investment Based on:
Year	CEO	Prior CEO	CEO	Prior CEO	Average Summary Compensation Table Total for Non-CEO NEOs 3	Average Compensation Actually Paid to Non-CEO NEOs ($) 4	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) 5	Net Income (millions) ($)	Earnings before Interest and Taxes (millions)($) 6

2025	$4,960,450	$8,495,829	$4,935,917	$ 8,329,274	$2,487,583	$2,355,013	$133	$190	$546	$725

2024		7,666,172		6,403,781	2,721,631	2,337,627	157	176	534	708

2023		8,348,656		12,789,490	2,541,754	3,125,876	186	150	557	746

2022		6,640,047		180,882	1,691,156	577,901	127	127	236	233

2021		6,897,982		14,651,874	2,094,815	3,447,584	187	135	487	630

1
The dollar amounts reported in this column are the amounts of total compensation reported for our current chief executive officer, Mr. Shafer, who was promoted to president and chief executive officer on July 1, 2025 (the “CEO”), and Mr. Wheeler, our prior chief executive officer (the “Prior CEO”) for each corresponding year in the “Total” column of the Summary Compensation Table. The dollar amount for 2023 reflects the correction described in footnote 3 to the Summary Compensation Table.

2
The dollar amounts reported in this column represent the amount of “Compensation Actually Paid” to the CEO and Prior CEO, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Shafer and Wheeler during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Messrs. Shafer’s and Wheeler’s total compensation for 2025 to determine the compensation actually paid:

Adjustments to Determine Compensation Actually Paid for CEO—2025	CEO	Prior CEO

Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” Column of the SCT	—	—

Increase for “Service Cost” for Pension Plans	—	—

Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(2,678,044)	(3,682,036)

Deduction for Amounts Reported under the “Option Awards” Column in the SCT	—	—

Increase for Fair Value of Awards Granted during Year that Remain Unvested as of Year End	2,717,962	3,758,806

Increase/Deduction for Change in Fair Value from prior Year End to current Year End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year End	(64,451)	(127,790)

Increase/Deduction for Change in Fair Value from Prior Year End to Vesting Date of Awards Granted Prior to Year that Vested during Year	—	(115,535)

Total Adjustments	$(24,533)	$(166,555)

3
The dollar amounts reported in this column represent the average of the amounts reported for the company’s named executive officers as a group (excluding the current CEO in 2025 and Prior CEO in 2021-2025) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Messrs. Shafer (in 2025) and Wheeler (in 2021-2025))

2026 Proxy Statement

Pay Versus Performance Disclosure

included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Messrs. Lauber, Stern, Cheng and Howe; (ii) for 2024, Messrs. Lauber, Shafer, Stern, O’Brien and Petrarca; (iii) for 2023, Messrs. Lauber, Stern, Petrarca and Warren; (iv) for 2022, Messrs. Lauber, Stern, Petrarca and Warren; and (v) for 2021, Messrs. Lauber, Stern, Petrarca and Warren. In addition, the dollar amounts for 2023 reflect the correction described in footnote 3 to the Summary Compensation Table.

4
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Messrs. Shafer (for 2025) and Wheeler (for 2021-2025)), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Messrs. Shafer (in 2025) and Wheeler (in 2021-2025)) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the named executive officers as a group (excluding Messrs. Shafer and Wheeler) for 2025 to determine the compensation actually paid, using the same methodology described above in Note 2:

Adjustments to Determine Compensation Actually Paid for Non-CEO NEOs	2025

Deduction for Average Change in the Actuarial Present Values reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” Column of the SCT	(130,868)

Increase for Average “Service Cost” for Pension Plans	47,952

Deduction for Average Amounts Reported under the “Stock Awards” Column of the SCT	(1,247,757)

Deduction for Average Amounts Reported under the “Option Awards” Column of the SCT	—

Increase for Average Fair Value of Awards Granted during Year that Remain Unvested as of Year End	1,225,510

Increase/Deduction for Average Change in Fair Value from prior Year End to current Year End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year End	(14,378)

Increase/Deduction for Average Change in Fair Value from Prior Year End to Vesting Date of Awards Granted Prior to Year that Vested during Year	(13,029)

Total Adjustments	$(132,570)

5	The peer group used for this purpose is the S&P Select Industrials Index.

6
We have determined that EBIT is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to our named executive officers, for the most recently completed fiscal year, to company performance. EBIT is calculated by subtracting our cost of goods sold and operating expenses from revenue before interest and taxes. The EBIT amount for 2023 has been corrected from a miscalculated amount reflected in the corresponding disclosure in the Definitive Proxy Statement on Schedule 14A filed on February 29, 2024.

Most Important Performance Measures

Earnings before Interest and Taxes (EBIT)

Return on Invested Capital (ROIC)

Net Sales

Return on Equity

  A. O. Smith Corporation

Pay Versus Performance Disclosure

The graph below shows a five-year comparison of the cumulative shareholder return on our Common Stock with the cumulative total return of the Standard & Poor’s (S&P) 500 Index, S&P 500 Select Industrials Index, which are published indices.

A.O. Smith Corporation
Five Year Cumulative Total Return
December 31, 2020 to December 31, 2025
Assumes $100 Invested with Reinvestment of Dividends
SMITH (A O) CORP
S&P 500 INDEX
S&P INDUSTRIALS INDEX
250
200
150
100
50
0
2020
2021
2022
2023
2024
2025

The following chart provides a graphical representation of the Compensation Actually Paid to our CEO, prior CEO and other named executive officers versus the company’s five-year cumulative TSR.

Compensation Actually Paid vs
Total Shareholder Return
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$200
$150
$100
$50
$0
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO ($) - Shafer
Compensation Actually Paid to PEO ($) - Wheeler
Average Compensation Actually Paid to Non-PEO NEOs ($)
Total Shareholder Return ($)

2026 Proxy Statement

Pay Versus Performance Disclosure

The following chart provides a graphical representation of the Compensation Actually Paid to our CEO, prior CEO and other named executive officers versus the peer group (S&P Industrials Index) five-year cumulative TSR.

Compensation Actually Paid vs
Peer Group Total Shareholder Return
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$200
$150
$100
$50
$0
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO ($) - Shafer
Compensation Actually Paid to PEO ($) - Wheeler
Average Compensation Actually Paid to Non-PEO NEOs ($)
Peer Group Total Shareholder Return ($)

The following chart provides a graphical representation of the Compensation Actually Paid to our CEO, prior CEO and other named executive officers versus the company’s Net Income.

Compensation Actually Paid vs
Net Income (millions $)
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$600
$450
$300
$150
$0
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO ($) - Shafer
Compensation Actually Paid to PEO ($) - Wheeler
Average Compensation Actually Paid to Non-PEO NEOs ($)
Net Income (millions $)

  A. O. Smith Corporation

Pay Versus Performance Disclosure

The following chart provides a graphical representation of the Compensation Actually Paid to our CEO, prior CEO and other named executive officers versus the company’s selected measure, EBIT. The EBIT amount for 2023 has been corrected from a miscalculated amount reflected in the corresponding disclosure in the Definitive Proxy Statement on Schedule 14A filed on February 29, 2024.

Compensation Actually Paid vs
CSM Earnings before Interest and Taxes (millions $)
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$800
$600
$400
$200
$0
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO ($) - Shafer
Compensation Actually Paid to PEO ($) - Wheeler
Average Compensation Actually Paid to Non-PEO NEOs ($)
CSM - Earnings before Interest and Taxes (millions $)

2026 Proxy Statement

PAY RATIO DISCLOSURE
Our philosophy is to pay our employees competitively with similar positions in the applicable labor market. We follow this approach worldwide, whether it be an executive level position or hourly job at a foreign plant. As such, we typically benchmark by position to the applicable labor market every year, and adjust compensation to match the applicable market. By doing so, we believe we maintain a high-quality, more stable workforce. The compensation we paid to the median employee identified below was benchmarked in accordance with this process to verify competitive compensation.
As a result of rules the SEC adopted under the Dodd-Frank Act, we are providing the following disclosure about the ratio of the annual total compensation of our chief executive officer to the median annual total compensation of our employees. For the year ended December 31, 2025:

•	the median of the annual total compensation of all employees of our company was reasonably estimated to be $44,976;

•	the annual total compensation of our chief executive officer was $5,157,676; and

•	based on this information, the ratio of the annual total compensation is estimated to be 115:1.
For this disclosure, Mr. Shafer’s compensation was annualized as shown below:

Pay element from 2025 Summary Compensation Table	Actual value from Summary Compensation Table	Values for CEO Pay Ratio Calculation	Rationale

Salary	$965,750	$1,000,000	Value for the CEO Pay Ratio reflects Mr. Shafer’s annualized base salary as of July when he was appointed president and chief executive officer

Stock Awards	2,678,044	2,678,044	Values represent restricted stock units and performance stock units, including the additional grant Mr. Shafer received in connection with his promotion.

Option Awards	Not applicable	Not applicable

Non-equity Incentive Plan Compensation	1,068,000	1,228,750	Value for the CEO Pay Ratio reflects Mr. Shafer’s annual incentive bonus calculated using his annualized base salary and bonus target as of July when he was appointed president and chief executive officer, and the performance multiplier: $1,000,000 base salary x 125% bonus target x 98.3% performance multiplier

Change in Pension Value and Non-Qualified Deferred Compensation Earnings	0	0	Mr. Shafer does not have a pension benefit

All Other Compensation	248,656	250,882	Value for CEO Pay Ratio reflects contribution to deferred compensation for 401k matching and non-matching contributions for annualized CEO salary above the IRS earnings limit.

Total	4,960,450	5,157,676

We identified our median employee using a multi-step process that is permitted under the SEC rules. We first examined the annual cash compensation paid during 2025 to each individual who was employed by us or our subsidiaries on December 8, 2025, which we gathered from payroll data. Then, we excluded approximately 556

  A. O. Smith Corporation

Pay Ratio Disclosure

employees in India as allowed under the de minimis exception to the SEC rules. The total number of U.S. employees and
non-U.S.
employees were 4,899 and 6,562, respectively, before taking into account such exclusions and for purposes of calculating such exclusions. We annualized the total cash compensation paid to those employees who commenced work with us during 2025 and, therefore, did not work for us the entire calendar year. Using this annual cash compensation data, we identified 10 employees whose total cash compensation was closest to the median annual cash compensation, as we believed that our median employee was likely within such group since cash compensation reasonably reflects the total compensation for most of our employee population. We then examined the total compensation of each of the employees within such group, calculated the same way as we calculate total compensation for our named executive officers in the “Summary Compensation Table,” to select our median employee whose total compensation is disclosed above. The median employee is a Machine Operator II at our McBee, South Carolina, plant who in 2025 earned $44,976, which is competitive pay for this position.

2026 Proxy Statement

ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, we are asking our stockholders to vote, on a nonbinding advisory basis, on a resolution approving the compensation of our named executive officers, as disclosed pursuant to the executive compensation disclosure rules of the SEC, including in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement.

As we describe in detail in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement, we have designed our executive compensation programs to drive our long-term success and increase stockholder value. We utilize our executive compensation programs to provide competitive compensation that will attract and retain our named executive officers, encourage our named executive officers to perform at their highest levels by linking compensation with financial and performance milestones and directly align our executive compensation with stockholders’ interests through the use of equity-based incentive awards.

The Personnel and Compensation Committee has overseen the development and implementation of our executive compensation programs in line with these core compensation principles. The Personnel and Compensation Committee also continuously reviews, evaluates and updates our executive compensation programs to help ensure that we provide competitive compensation that motivates our named executive officers to perform at their highest levels, while increasing long-term value to our stockholders. With these core compensation principles in mind, the Personnel and Compensation Committee took the following compensation actions in 2025 to align our programs with stockholder interests:

•	maintained the structure of our compensation programs and incentive awards generally to provide compensation at targeted levels based on benchmark studies;

•	conducted an annual risk assessment with respect to our executive compensation program; and

•	maintained the maximum cap in our annual incentive compensation plan at 200% of target, which aligns with market practices and rewards management for building extraordinary value for stockholders.

We believe the Personnel and Compensation Committee’s compensation actions, like those described above, demonstrate our continued commitment to align our executive compensation with stockholders’ interests, while providing competitive compensation to attract, motivate and retain our named executive officers and other key talent. We will continue to review and adjust our executive compensation programs with these goals in mind to help ensure the long-term success of our company and generate increased long-term value to our stockholders.

The Board of Directors requests the support of our stockholders for the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion in this Proxy Statement. This advisory vote on the compensation of our named executive officers gives our stockholders another means to make their opinions known on our executive compensation programs. For the reasons we discuss above, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the ‘Compensation Discussion and Analysis’ section and compensation tables and narrative discussion contained in this Proxy Statement.”

This vote on the compensation of our named executive officers is advisory and not binding on us, our Board of Directors or the Personnel and Compensation Committee. Although the outcome of this advisory vote on the compensation of our named executive officers is nonbinding, the Personnel and Compensation Committee and the Board of Directors will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

64  A. O. Smith Corporation

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is primarily responsible on behalf of the Board to oversee our financial reporting process, to oversee the activities of our internal audit function, and to appoint the independent registered public accounting firm, Ernst & Young LLP (E&Y). Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control. E&Y is responsible for auditing and reporting on those financial statements and our internal control structure. The Committee reviewed and discussed with management and E&Y our audited financial statements as of and for the year ended December 31, 2025.

The Audit Committee’s roles and responsibilities are set forth in a written Charter adopted by the Board, which is available on our website. We review and reassess the Charter annually, and more frequently as necessary to address any changes in the listing standards of the New York Stock Exchange and the Securities and Exchange Commission rules regarding audit committees, and recommend any changes to the Board for approval.

The Committee each quarter reviewed and commented on the earnings news release and SEC Form 10-Qs, including the interim statements included therein, and met and discussed our draft Annual Report on Form 10-K with the chief financial officer, general counsel, controller and E&Y prior to filing and public release.

The Committee discussed with E&Y the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. Both the director of internal audit and E&Y have direct access to the Audit Committee at any time on any issue of their choosing, and the Committee has the same direct access to the director of internal audit and E&Y. The Committee met quarterly with the director of internal audit and E&Y, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Committee also met separately each quarter with the company’s chief financial officer and controller regarding financial reporting, and met separately with the company’s general counsel on compliance matters. The Committee considered the status of pending litigation, taxation and other areas of oversight relating to financial reporting and audit processes as the Committee determined to be appropriate. The Committee reviewed with the Board and management the company’s ERM program, including specific risk topics that are addressed in presentations to the Board. The Committee also reviewed with management regulatory developments that might affect financial reporting, including ESG and cybersecurity disclosure.

The Committee received and reviewed the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB for the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with E&Y its independence. In addition, the Committee considered the compatibility of non-audit services with E&Y’s independence.

The Audit Committee has procedures for pre-approving all audit and non-audit services provided by its independent registered public accounting firm. These procedures include reviewing and approving a budget for audit and permitted non-audit services. Audit Committee approval is required to exceed the amount of the budget for a particular category of non-audit services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee, which is later ratified by the full Committee. The Audit Committee concluded the provision of E&Y’s non-audit services is compatible with E&Y maintaining its independence.

2026 Proxy Statement  65

Report of the Audit Committee

During the fiscal year ended December 31, 2025, E&Y was employed principally to perform the annual audit and to render non-audit services. Fees paid to E&Y for each of the last two fiscal years are listed in the following table:

	Year Ended December 31

	2025	2024

Audit Fees	$2,461,000	$2,242,000

Audit-Related Fees	17,000	694,000

Tax Fees	87,000	32,000

Total Fees	$2,565,000	$2,968,000

Audit fees consist of fees for the annual audit of our company’s financial statements and internal controls over financial reporting, reviews of financial statements included in our Form 10-Q and Form 10-K filings, statutory audits for certain of our company’s foreign locations and other services related to regulatory filings.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC. The Committee appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026, subject to stockholder ratification, and provisionally approved its estimated fees for first and second quarter reviews, audit related and tax services.

Michael M. Larsen, Chairperson

Todd W. Fister, Committee Member

Christopher L. Mapes, Committee Member

Lois M. Martin, Committee Member

66  A. O. Smith Corporation

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of our company has appointed Ernst & Young LLP as our company’s independent registered public accounting firm for 2026. Representatives of Ernst & Young LLP have been invited to be present at the 2026 Annual Meeting of Stockholders to provide a statement and respond to stockholder questions. Although not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate to obtain stockholder ratification of the Audit Committee’s action in appointing Ernst & Young LLP as our independent registered public accounting firm. The Board of Directors has itself ratified the Audit Committee’s action. Should such appointment not be ratified by the stockholders, the Audit Committee will reconsider the matter. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of our company and our stockholders.

2026 Proxy Statement  67

REPORT OF THE NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee met four times during the year, one of which was a special meeting. The Committee monitored the status of legislation impacting corporate governance and reviewed a governance best practice or SEC topic at its three regular meetings. The Committee deferred until February 2026 its review of its Charter, which provides that the Committee is responsible for the nomination of directors, review of director independence and compensation committee consultant independence, review of compensation to be paid to directors and our company’s corporate governance practices, especially in light of SEC and NYSE rules and governance trends. The Nominating and Governance Committee’s roles and responsibilities are set forth in a written Charter adopted by the Board, which is available on our website. We review and reassess the Charter annually, and more frequently as necessary to address any changes.

As part of its responsibilities, the Committee monitored and advised the full Board regarding our regulatory governance and corporate governance trends. It confirmed to the Board of Directors that no updates to the Corporate Governance Guidelines (based on its review which was deferred until February 2026 in anticipation of the changes described above in “Stockholder Engagement”) or our code of business conduct, called the “Guiding Principles,” were recommended. The Committee received a report regarding the result of discussions with its major stockholders and considered, with the exception of Mr. Smith, who recused himself, the governance changes described above in “Stockholder Engagement.” These and other corporate governance documents, including Board Committees’ Charters, are available via our website. No waivers were sought or granted from our code of conduct. The Committee also monitored director education programs in which directors participated.

As part of its responsibilities, the Committee oversaw a director search and recruitment process as a result of which the Committee recommended to the Board the nomination of Aaron W. Saak as a new director pending his election by our stockholders at the Annual Meeting. This nomination, and the recommendation of the nominations of all directors in this Proxy Statement were made in accordance with the Corporate Governance Guidelines and the Criteria for the Selection of the Board Candidates which directs the Committee to carefully consider each director’s skill set, expertise, perspective, level of engagement and other board participation in its nomination process.

The Committee also is responsible for reviewing director compensation. For 2025 and 2026, the Committee reviewed director compensation and recommended no changes to the standing cash and stock retainers effective since April 8, 2025.

The Committee reviewed Board Committee member qualifications and independence and made recommendations to the Board on member appointments to Committees. The Committee reviewed the Board’s Committee structure and operations and reported to the Board regarding them. Further, the Committee reviewed the independence of compensation consultants and made recommendations to the Personnel and Compensation Committee as to their independence.

The Committee also conducted an annual review of the process implemented by the Board and each Board Committee to review best practices and how they addressed risk oversight, as well as verified that all Committees’ Charters were in place and were reviewed by the Committees. The Committee also conducted a review of our Financial Code of Ethics, officers’ outside board memberships, minimum qualifications for directors, the process and procedure for stockholder recommendation of director candidates and stockholder communications with the Board. Finally, the Committee also conducted an evaluation of its performance and oversaw the evaluation process to ensure that the Board and each of the other Committees performed its own self-evaluation and reported on it to the Board of Directors. The directors also evaluated the performance of each of their fellow directors.

Victoria M. Holt, Chairperson

Ronald D. Brown, Committee Member

Dr. Ilham Kadri, Committee Member

Mark D. Smith, Committee Member

68  A. O. Smith Corporation

DATES FOR STOCKHOLDER PROPOSALS

Proposals of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) intended to be presented at the 2027 Annual Meeting of Stockholders must be received by us no later than November 4, 2026, to be considered for inclusion in our proxy materials for the 2027 Annual Meeting.

A stockholder who intends to present business, other than a stockholder proposal pursuant to Rule 14a-8, or to nominate a director at the 2027 Annual Meeting must comply with the requirements set forth in our By-laws. Among other matters, a stockholder must give written notice to our Secretary between December 14, 2026 and January 13, 2027, and must otherwise comply with applicable By-law provisions. If a stockholder does not provide written notice within that timeframe, then the matter of business or nomination will be untimely, and we are not required to permit the business or the nomination to be presented at the 2027 Annual Meeting. If our Board of Directors permits a matter of business or a nomination for which written notice is received after January 13, 2027 to be presented at the 2027 Annual Meeting, the proxies will be able to vote on the proposal in their discretion to the extent allowed by SEC rules. In addition to satisfying the foregoing requirements under our By-Laws, stockholders who intend to include director nominees in the form of proxy for the 2027 Annual Meeting of Stockholders must provide written notice to us that meets all the requirements set forth in Rule 14a-19(b) under the Securities Exchange Act of 1934 and must otherwise comply with that rule.

2026 Proxy Statement  69

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

A. O. SMITH CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Monday, April 13, 2026
5:00 p.m. Eastern Daylight Time (EDT)

Important Notice Regarding the Availability of Proxy Materials for the

Stockholders’ Meeting to be Held on April 13, 2026.

Notice is hereby given that the Annual Meeting of Stockholders of A. O. Smith Corporation will be held on Monday, April 13, 2026, at 5:00 p.m. (EDT) at The Ritz-Carlton, Charlotte, 201 East Trade Street, Charlotte, North Carolina.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report are available at www.proxydocs.com/aos.

If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before March 30, 2026, to facilitate timely delivery.

Admission to the Annual Meeting

All stockholders must pre-register in order to attend the Annual Meeting of Stockholders of A. O. Smith Corporation. To pre-register, please contact us by email at jstern@aosmith.com or by telephone at 414-359-4000 and provide your name, address, telephone number and indicate your request to attend. We will respond to all pre-registration requests and will maintain a list of verified stockholders at the Annual Meeting. In addition to ownership confirmation, you must also present a government-issued photo identification showing your name, address and signature for admission. Annual Meeting pre-registration requests must be received by the end of business on Friday, April 10, 2026.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR all nominees in proposal 1 and FOR proposals 2 and 3:

1.	Election of our directors;

2.	Approve, by non-binding advisory vote, the compensation of our named executive officers; and

3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.proxypush.com/aos

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CDT) on April 12, 2026.

•	Please have this Notice available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

To request paper copies of the proxy materials, which include the Proxy Card,

Proxy Statement and Annual Report, please contact us via:

Internet/Mobile - Access the Internet and go to www.investorelections.com/aos. Follow the instructions to log in and order copies.

Telephone - Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone telephone, and follow the instructions to log in and order copies.

Email - Send us an email at paper@investorelections.com with “aos Materials Request” in the subject line. The email must include:

•	The 11-digit Control Number located in the box in the upper right-hand corner on the front of this Notice.

•	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

•	If you choose email delivery, you must include your email address.

•

If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last four digits of your Social Security Number or Tax Identification Number in the email.

Important Notice Regarding the Availability of Proxy Materials

This Important Notice Regarding the Availability of Proxy Materials (“Notice”) is provided to stockholders in place of the printed materials for the upcoming Stockholders’ Meeting.

Information about the Notice:

The Securities and Exchange Commission has adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to stockholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the Proxy Card, Proxy Statement and Annual Report.

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request hard copies of proxy materials via telephone, email or Internet.

Directions to Annual Meeting of Stockholders on April 13, 2026:

Location:	The Ritz-Carlton, Charlotte 201 East Trade Street Charlotte, North Carolina
Directions:

From Charlotte Douglas International Airport:

Exit the airport onto Josh Birmingham Parkway. Merge onto I-85 South towards Charlotte. Take the exit for I-277 North (John Belk Freeway) towards Uptown. Take the Trade Street/College Street Exit.

Shareowner Services
P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Please have available the Control Number located at the top of this page.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET/MOBILE – www.proxypush.com/aos Use the Internet to vote your proxy until 11:59 p.m. (CDT) on April 12, 2026.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CDT) on April 12, 2026.

MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to A. O. SMITH CORPORATION, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. Your proxy must be received by April 12, 2026.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

  Detach here

A. O. SMITH CORPORATION 2026 ANNUAL MEETING

PROXY - COMMON STOCK

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR all nominees in proposal 1 and FOR proposals 2 and 3.

1.	Election of directors:	01	Dr. Ilham Kadri	03	Lois M. Martin	☐ Vote FOR all nominees	☐ Vote WITHHELD
		02	Christopher L. Mapes	04	Aaron W. Saak	(except as marked)	from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve, by nonbinding advisory vote, the compensation of our named executive officers:					☐ For	☐ Against	☐ Abstain

3.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the corporation:					☐ For	☐ Against	☐ Abstain
						Date
	Address change? Mark box, sign, and indicate changes below: ☐

						Signature(s) in Box
						Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF STOCKHOLDERS

Monday, April 13, 2026

5:00 p.m. Eastern Daylight Time (EDT)

A. O. SMITH CORPORATION

PROXY - COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints STEPHEN M. SHAFER, CHARLES T. LAUBER and JAMES F. STERN, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of A. O. Smith Corporation to be held at The Ritz-Carlton, Charlotte, 201 East Trade Street, Charlotte, North Carolina, on April 13, 2026, at 5:00 p.m. (EDT), or at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

If no direction is made, this proxy will be voted FOR all nominees in proposal 1 and FOR proposals 2 and 3.

PLEASE VOTE BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

Shareowner Services
P.O. Box 64945 St. Paul, MN 55164-0945
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Please have available the Control Number located at the top of this page.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET/MOBILE – www.proxypush.com/aos Use the Internet to vote your proxy until 11:59 p.m. (CDT) on April 12, 2026.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CDT) on April 12, 2026.

MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to A. O. SMITH CORPORATION, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. Your proxy must be received by April 12, 2026.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

  Detach here

A. O. SMITH CORPORATION 2026 ANNUAL MEETING

PROXY - CLASS A COMMON STOCK

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR all nominees in proposal 1 and FOR proposals 2 and 3.

1.	Election of directors:	01 02 03	Todd W. Fister Victoria M. Holt Michael M. Larsen	04 05 06	Stephen M. Shafer Mark D. Smith Kevin J. Wheeler	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHOLD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve, by nonbinding advisory vote, the compensation of our named executive officers:					☐ For	☐ Against	☐ Abstain

3.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the corporation:					☐ For	☐ Against	☐ Abstain
Date
Address change? Mark box, sign and indicate changes below: ☐

Signature(s) in Box
Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF STOCKHOLDERS

Monday, April 13, 2026

5:00 p.m. Eastern Daylight Time (EDT)

A. O. SMITH CORPORATION

PROXY – CLASS A COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints STEPHEN M. SHAFER, CHARLES T. LAUBER and JAMES F. STERN, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of A. O. Smith Corporation to be held at The Ritz-Carlton, Charlotte, 201 East Trade Street, Charlotte, North Carolina, on April 13, 2026, at 5:00 p.m. (EDT), or at any adjournment thereof, and to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

If no direction is made, this proxy will be voted FOR all nominees in proposal 1 and FOR proposals 2 and 3.

PLEASE VOTE BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.